- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


                                 AMENDED AND RESTATED
                           AGREEMENT OF LIMITED PARTNERSHIP


                                          OF


                           TRINET SUNNYVALE PARTNERS, L.P.



                            a Delaware limited partnership



                             ---------------------------



               THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED
              UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),
               OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD,
              TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH
           REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP
              AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN
              FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE
             EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER
                   APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

                              dated as of June 26, 1996


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                      Exhibit B

                                  TABLE OF CONTENTS


                                                                          Page
                                                                          ----

ARTICLE 1      DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 2           ORGANIZATIONAL MATTERS . . . . . . . . . . . . . . . .  17

     Section 2.1    Organization . . . . . . . . . . . . . . . . . . . . .  17
     Section 2.2    Name . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 2.3    Registered Office and Agent; Principal Office. . . . .  17
     Section 2.4    Power of Attorney. . . . . . . . . . . . . . . . . . .  18
     Section 2.5    Term . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE 3           PURPOSE. . . . . . . . . . . . . . . . . . . . . . . .  19

     Section 3.1    Purpose and Business . . . . . . . . . . . . . . . . .  19
     Section 3.2    Powers . . . . . . . . . . . . . . . . . . . . . . . .  19
     Section 3.3    Partnership Only for Purposes Specified. . . . . . . .  19
     Section 3.4    Representations and Warranties by the Limited Partners  19

ARTICLE 4           CAPITAL CONTRIBUTIONS. . . . . . . . . . . . . . . . .  21

     Section 4.1    Capital Contributions of the Initial Partners. . . . .  21
     Section 4.2    Additional Funding and Capital Contributions . . . . .  21

             A.     General. . . . . . . . . . . . . . . . . . . . . . . .  21
             B.     Notice of Additional Funds Requirement . . . . . . . .  21
             C.     Partner Loans. . . . . . . . . . . . . . . . . . . . .  21
             D.     Additional General Partner Contributions; Additional
                      Limited Partners . . . . . . . . . . . . . . . . . .  22

     Section 4.3    Loans by Third Parties . . . . . . . . . . . . . . . .  22
     Section 4.4    No Interest; No Return . . . . . . . . . . . . . . . .  22

ARTICLE 5           DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . .  22

     Section 5.1    Requirement and Characterization of Distributions. . .  22
     Section 5.2    Distributions in Kind. . . . . . . . . . . . . . . . .  23
     Section 5.3    Amounts Withheld . . . . . . . . . . . . . . . . . . .  23
     Section 5.4    Distributions Upon Liquidation . . . . . . . . . . . .  23
     Section 5.5    Restricted Distributions . . . . . . . . . . . . . . .  23

ARTICLE 6           ALLOCATIONS. . . . . . . . . . . . . . . . . . . . . .  24

     Section 6.1    Timing and Amount of Allocations of Net Income and
                     Net Loss. . . . . . . . . . . . . . . . . . . . . . .  24
     Section 6.2    General Allocations. . . . . . . . . . . . . . . . . .  24
     Section 6.3    Additional Allocation Provisions . . . . . . . . . . .  24

             A.     Special Allocations. . . . . . . . . . . . . . . . . .  24
             B.     Regulatory Allocations . . . . . . . . . . . . . . . .  24

                    (a)  Minimum Gain Chargeback . . . . . . . . . . . . .  24
                    (b)  Partner Minimum Gain Chargeback . . . . . . . . .  24
                    (c)  Nonrecourse Deductions and Partner Nonrecourse
                          Deductions . . . . . . . . . . . . . . . . . . .  25
                    (d)  Qualified Income Offset . . . . . . . . . . . . .  25
                    (e)  Gross Income Allocation . . . . . . . . . . . . .  25
                    (f)  Limitation on Allocation of Net Loss. . . . . . .  25
                    (g)  Section 754 Adjustment. . . . . . . . . . . . . .  26
                    (h)  Curative Allocations. . . . . . . . . . . . . . .  26

             C.     Allocation of Excess Nonrecourse Liabilities . . . . .  26

     Section 6.4    Tax Allocations. . . . . . . . . . . . . . . . . . . .  26

                                                                          Page
                                                                          ----
               A.   In General . . . . . . . . . . . . . . . . . . . . . .  26
               B.   Allocations Respecting Section 704(c) Revaluations . .  26

     Section 6.5    Other Provisions . . . . . . . . . . . . . . . . . . .  27

               A.   Other Allocations Upon Change in Law . . . . . . . . .  27
               B.   Consistent Tax Reporting . . . . . . . . . . . . . . .  27

ARTICLE 7           MANAGEMENT AND OPERATIONS OF BUSINESS. . . . . . . . .  27

     Section 7.1    Management . . . . . . . . . . . . . . . . . . . . . .  26
     Section 7.2    Certificate of Limited Partnership . . . . . . . . . .  29
     Section 7.3    Restrictions on General Partner's Authority. . . . . .  29
     Section 7.4    Refinancing, Sales . . . . . . . . . . . . . . . . . .  31
     Section 7.5    Management Fee; Reimbursement of the General Partner .  35
     Section 7.6    Other Business of the General Partner  . . . . . . . .  35
     Section 7.7    Indemnification. . . . . . . . . . . . . . . . . . . .  36
     Section 7.8    Liability of the General Partner . . . . . . . . . . .  37
     Section 7.9    Other Matters Concerning the General Partner . . . . .  38
     Section 7.10   Title to Partnership Assets. . . . . . . . . . . . . .  39

ARTICLE 8           RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS . . . . . .  39

     Section 8.1    Limitation of Liability. . . . . . . . . . . . . . . .  39
     Section 8.2    Management of Business . . . . . . . . . . . . . . . .  39
     Section 8.3    Outside Activities of a Limited Partner. . . . . . . .  39
     Section 8.4    Return of Capital. . . . . . . . . . . . . . . . . . .  40
     Section 8.5    Rights of Limited Partners Relating to the Partnership  40
     Section 8.6    Redemption Rights of Qualifying Parties. . . . . . . .  41
     Section 8.7    Partnership Right to Call Limited Partner Interests. .  43
     Section 8.8    Other Redemptions. . . . . . . . . . . . . . . . . . .  43

ARTICLE 9           BOOKS, RECORDS, ACCOUNTING AND REPORTS . . . . . . . .  44

     Section 9.1    Records and Accounting . . . . . . . . . . . . . . . .  44
     Section 9.2    Fiscal Year. . . . . . . . . . . . . . . . . . . . . .  44
     Section 9.3    Reports. . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE 10          TAX MATTERS. . . . . . . . . . . . . . . . . . . . . .  44

     Section 10.1   Preparation of Tax Returns . . . . . . . . . . . . . .  44
     Section 10.2   Tax Elections. . . . . . . . . . . . . . . . . . . . .  45
     Section 10.3   Tax Matters Partner. . . . . . . . . . . . . . . . . .  45
     Section 10.4   Withholding. . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE 11          TRANSFERS AND WITHDRAWALS. . . . . . . . . . . . . . .  47

     Section 11.1   Transfer . . . . . . . . . . . . . . . . . . . . . . .  47
     Section 11.2   Transfer of General Partner's Partnership Interest . .  47
     Section 11.3   Limited Partners' Rights to Transfer . . . . . . . . .  47

             A.     General. . . . . . . . . . . . . . . . . . . . . . . .  47
             B.     Incapacity . . . . . . . . . . . . . . . . . . . . . .  48
             C.     Opinion of Counsel . . . . . . . . . . . . . . . . . .  48
             D.     Adverse Tax Consequences . . . . . . . . . . . . . . .  48

     Section 11.4   Additional or Substituted Limited Partners . . . . . .  48
     Section 11.5   Assignees. . . . . . . . . . . . . . . . . . . . . . .  49
     Section 11.6   General Provisions . . . . . . . . . . . . . . . . . .  49

                                                                          Page
                                                                          ----
     Section 11.7   Incremental Costs. . . . . . . . . . . . . . . . . . .  51

ARTICLE 12          ADMISSION OF PARTNERS. . . . . . . . . . . . . . . . .  51

     Section 12.1   Admission of Successor General Partner . . . . . . . .  51
     Section 12.2   Admission of Additional Limited Partners and
                     Substituted Limited Partner . . . . . . . . . . . . .  52
     Section 12.3   Amendment of Agreement and Certificate of
                     Limited Partnership . . . . . . . . . . . . . . . . .  52
     Section 12.4   Limit on Number of Partners. . . . . . . . . . . . . .  52

ARTICLE 13          DISSOLUTION, LIQUIDATION AND TERMINATION . . . . . . .  53

     Section 13.1   Dissolution. . . . . . . . . . . . . . . . . . . . . .  53
     Section 13.2   Winding Up . . . . . . . . . . . . . . . . . . . . . .  53
     Section 13.3   Deemed Distribution and Recontribution . . . . . . . .  54
     Section 13.4   Rights of Limited Partners . . . . . . . . . . . . . .  55
     Section 13.5   Notice of Dissolution. . . . . . . . . . . . . . . . .  55
     Section 13.6   Cancellation of Certificate of Limited Partnership . .  55
     Section 13.7   Reasonable Time for Winding-Up . . . . . . . . . . . .  55

ARTICLE 14          PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS;
                    AMENDMENTS; MEETINGS . . . . . . . . . . . . . . . . .  56

     Section 14.1   Procedures for Actions and Consents of Partners. . . .  56
     Section 14.2   Amendments . . . . . . . . . . . . . . . . . . . . . .  56
     Section 14.3   Meetings of the Partners . . . . . . . . . . . . . . .  56

ARTICLE 15          GENERAL PROVISIONS . . . . . . . . . . . . . . . . . .  57

     Section 15.1   Addresses and Notice . . . . . . . . . . . . . . . . .  57
     Section 15.2   Further Action . . . . . . . . . . . . . . . . . . . .  58
     Section 15.3   Binding Effect . . . . . . . . . . . . . . . . . . . .  58
     Section 15.4   Waiver . . . . . . . . . . . . . . . . . . . . . . . .  58
     Section 15.5   Counterparts . . . . . . . . . . . . . . . . . . . . .  58
     Section 15.6   Applicable Law . . . . . . . . . . . . . . . . . . . .  58
     Section 15.7   Entire Agreement . . . . . . . . . . . . . . . . . . .  58
     Section 15.8   Invalidity of Provisions . . . . . . . . . . . . . . .  59
     Section 15.9   Limitation to Preserve REIT Status . . . . . . . . . .  59
     Section 15.10  No Partition . . . . . . . . . . . . . . . . . . . . .  59
     Section 15.11  No Third-Party Rights Created Hereby . . . . . . . . .  60

EXHIBIT A           PARTNER SCHEDULE . . . . . . . . . . . . . . . . . . .  61

EXHIBIT B           EXAMPLES REGARDING ADJUSTMENT FACTOR . . . . . . . . .  63

EXHIBIT C           NOTICE OF REDEMPTION . . . . . . . . . . . . . . . . .  65

EXHIBIT D           INVESTMENTS. . . . . . . . . . . . . . . . . . . . . .  68

                                 AMENDED AND RESTATED
                           AGREEMENT OF LIMITED PARTNERSHIP
                                          OF
                           TRINET SUNNYVALE PARTNERS, L.P.


     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF TRINET SUNNYVALE PARTNERS, L.P., dated as of June 26, 1996 (the "EFFECTIVE DATE"), is entered into by and among TriNet Corporate Realty Trust, Inc., a Maryland corporation, as the General Partner, and John D. O'Donnell, Trustee of the J. and P. O'Donnell Revocable Trust dated October 20, 1982; Donald S. Grant, Trustee of the Donald S. Grant Revocable Trust dated May 5, 1987; and John W. Hopkins (collectively, the "Original Limited Partners").

                                       RECITALS

     A. On June 25, 1996, O'Donnell Brigham & Partners/Northern Developments, a California general partnership ("O'Donnell"), and the Original Limited Partners formed a Delaware Limited Partnership (the "Original Limited Partnership") pursuant to that certain Agreement of Limited Partnership of Sunnyvale Partners, L.P. dated as of June 25, 1996. Concurrently therewith, the Original Limited Partnership acquired the land, four (4) buildings and related improvements commonly known as 1050, 1060, 1070, 1080, 1090 and 1092 East Arques Avenue, Sunnyvale, California (collectively, the "Contributed Property").

     B. Pursuant to that certain Contribution Agreement dated as of even date herewith, among the General Partner and O'Donnell, the General Partner agreed to contribute cash to the Partnership in consideration of Partnership Units and replace O'Donnell as the General Partner hereof in accordance with the provisions of this Agreement.

     NOW THEREFORE, in consideration of the foregoing recitals and the covenants and promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                      AGREEMENT

                                      ARTICLE 1
                                    DEFINED TERMS

     As used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings ascribed to them in accordance with GAAP; (iii) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement; (iv) the words "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (v) "including" shall mean "including, without limitation," "including, without limiting the generality of the foregoing," and other phrases of similar import; and (v) the following terms shall have the meanings ascribed to them set forth below.

     "ACT" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

     "ACTIONS" has the meaning set forth in Section 7.7 hereof.

     "ADDITIONAL FUNDS" has the meaning set forth in Section 4.2.A hereof.

     "ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2.D or 11.4 hereof and who is shown as such on the books and records of the Partnership.

     "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

          (a) decrease such deficit by any amounts that such Partner is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Partner's Partnership Interest or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          (b)  increase such deficit by the items described in Regulations
     Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of "ADJUSTED CAPITAL ACCOUNT DEFICIT" is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "ADJUSTMENT FACTOR" means 1.0; PROVIDED, HOWEVER, that in the event that:

          (a) the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares or (iii) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (1) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

          (b) in the event that the General Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a "DISTRIBUTED RIGHT"), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (ii) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction, (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; PROVIDED, HOWEVER, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fractions; and

          (c) in the event that the General Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any cash dividend or any dividend or distribution referred to in subsection (a) above), which evidences of indebtedness or assets relate to assets not received by the General Partner pursuant to a PRO RATA distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction, (i) the numerator shall be such Value of a REIT Share on the date fixed for such determination and (ii) the denominator shall be the Value of a REIT Share on the dated fixed for such determination less the then Fair Market Value (as reasonably determined by the General Partner) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on EXHIBIT B attached hereto.

     "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "CONTROL" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

     "AGREEMENT" means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

     "APPLICABLE PERCENTAGE" has the meaning set forth in Section 8.6.B hereof.

     "APPRAISAL" means, with respect to real property, including the Contributed Property or any interest therein, the value determined by an appraiser appointed by agreement among the General Partner and the Original Limited Partners or, in the absence of such an agreement, the value determined in accordance with the following procedures:

          (a) the General Partner shall designate in a notice to the Original Limited Partners the name of a Person selected to act as its appraiser and such information as the Original Limited Partners shall reasonably need to appraise the property, to the extent the same has not previously been supplied to the Original Limited Partners;

          (b) within ten (10) days after such notice, the Original Limited Partners shall appoint a second Person to act as its appraiser;

          (c) the appraisers thus appointed shall, within forty-five (45) days following the date of the General Partner's notice, determine the Fair Market Value of the property; PROVIDED, HOWEVER, that if the Original Limited Partners shall have failed to appoint their appraiser within the ten-day period set forth above, or if either party's appraiser shall not have determined the Fair Market Value within the forty-five day period set forth above, then, in the first instance the determination by the General Partner's appraiser shall be final and, in the second instance the determination of the appraiser who has made a determination within such time period shall be final;

          (d) if the two appraisers have made their determinations within such forty-five day period, (i) if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, the Fair Market Value of the property shall be fifty percent (50%) of the sum of the amounts so determined; and (ii) if the difference between the amounts so determined shall equal or exceed ten percent (10%) of the lesser of such amounts, (x) the two appraisers shall, within twenty (20) days, appoint a third appraiser (and if no such appraiser shall have been appointed within such twenty-day period, the General Partner or the Original Limited Partners may request the American Arbitration Association (or any successor organization thereto) to appoint an appraiser and such third appraiser shall determine the Fair Market Value of the property within thirty (30) days after appointment; and (y) the determination of the appraiser which differs the most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two determinations shall be the Fair Market Value of the property;

          (e) the General Partner, on the one hand, and the Original Limited Partners, on the other hand, shall pay the fees and expenses of the appraiser appointed by it and them, respectively, and one-half of the fees and expenses of the third appraiser and one-half of all other cost and expenses incurred in connection with each appraisal; and

          (f) all appraisers must be a member of the Appraisal Institute (or any successor organization thereto) with at least five (5) years of experience in valuing commercial real estate in the general location of the property being appraised.

With respect to any other asset or any asset following the death or Incapacity of all of the Original Limited Partners, Appraisal shall mean the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith. Such opinion may be in the form of an opinion by such independent third party that the Fair Market Value for such asset as set by the General Partner is fair, from a financial point of view, to the Partners and/or the Partnership.

     "ASSIGNEE" means a Person to whom one or more Partnership Units have been Transferred in a manner permitted under this Agreement, but who has not become an Additional Limited Partner or a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.

     "AVAILABLE CASH" means, with respect to any period for which such calculation is being made,

          (a)  the sum, without duplication, of:

                    (1) the Partnership's Net Income or Net Loss (as the case may be) for such period;

                    (2)  all payments of interest on account of Partner Loans;

                    (3) Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period;

                    (4) any reserves or increases in reserves (including Working Capital Reserves) of the Partnership;

                    (5) the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Partnership property for such period over the Net Income (or Net Loss, as the case may be) attributable to and recognized as a result of such sale, exchange, disposition, financing or refinancing during such period (excluding Terminating Capital Transactions); and

                    (6) all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

          (b)  LESS the sum, without duplication, of:

                    (1) all principal debt payments made during such period by the Partnership other than payments on account of Partner Loans in which anyone other than the Holders of Preferred Partnership Units has participated;

                    (2) the Management Fee paid or payable with respect to such period, and for purposes of calculating Net Income and Net Loss, there shall not be taken into account any other fee or fees paid to third parties for the management or operation of the Contributed Property; and

                    (3) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Partnership.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in San Francisco, California or New York, New York are authorized or required by law to close.

     "CAPITAL ACCOUNT" means, with respect to any Partner, the Capital Account maintained by the Partnership for such Partner on the Partnership's books and records in accordance with the following provisions:

          (a) To each Partner's Capital Account, there shall be added such Partner's Capital Contributions, such Partner's distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 hereof, and the principal amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

          (b) From each Partner's Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Net Loss and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 hereof and the principal amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

          (c) In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

          (d) In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code
     Section 752(c) and any other applicable provisions of the Code and Regulations.

          (e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification provided that such modification will not have a material effect on the amounts distributable to any Partner without the Consent of the Limited Partners. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

     "CAPITAL CONTRIBUTION" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes to the Partnership pursuant to Section 4.1 or Section 4.2.D hereof.

     "CASH AMOUNT" means an amount of cash equal to the product of (i) the Value of a REIT Share and (ii) the REIT Shares Amount determined as of the applicable Valuation Date attributable to the Tendered Units.

     "CERTIFICATE" means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

     "CHARTER" means the Articles of Incorporation of the General Partner filed with the Maryland State Department of Assessments and Taxation, as amended, supplemented or restated from time to time.

     "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "CONCERNED LIMITED PARTNERS" shall mean each of the Original Limited Partners until (i) with respect to the J. and P. O' Donnell Revocable Trust dated October 20, 1982, the death of John D. O'Donnell or his current spouse;
(ii) with respect to the Donald S. Grant Revocable Trust dated May 5, 1987, the death of Donald S. Grant; and (iii) with respect to John W. Hopkins, his death or the death of his current spouse.

     "CONSENT" means the consent to, approval of, or vote on a proposed action by a Limited Partner given in accordance with Article 14 hereof, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the relevant Limited Partners, in their reasonable discretion.

     "CONTRIBUTED PROPERTY" has the meaning set forth in Recital A hereof, together with any other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Code Section 708).

     "CUT-OFF DATE" means with respect to Tendered Units covered by a Notice of Redemption received by the General Partner (i) after December 1 of any calendar year and prior to June 1 of the succeeding calendar year, June 30 of such succeeding calendar year; and (ii) after June 1 and prior to December 1 of any calendar year, December 31 of such calendar year. If June 30 is not a Business Day, then the Cut-Off Date shall be the next following Business Day. If December 31 is not a Business Day, the Cut-Off Date shall be the first Business Day preceding December 31.

     "DEBT" means, as to any Person as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

     "DEPRECIATION" means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; PROVIDED, HOWEVER, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

     "DESIGNATED PARTIES" means John D. O'Donnell and Donald S. Grant.

     "DESIGNATED REPRESENTATIVE" shall mean, initially, John D. O'Donnell; in the event of his death or Incapacity, Donald S. Grant; and in the event of his death or Incapacity, John W. Hopkins; PROVIDED, HOWEVER, that the Designated Parties and John W. Hopkins may at any time by notice to the General Partner designate any of them to act as the Designated Representative.

     "DISTRIBUTED RIGHT" has the meaning set forth in the definition of "ADJUSTMENT FACTOR."

     "EFFECTIVE DATE" has the meaning set forth in the preamble to this Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "FAIR MARKET VALUE" shall mean, as of the time of determination, (i) with respect to a Contributed Property or any interest therein, the value of the Contributed Property or such interest determined by agreement of the General Partner and the Original Limited Partners or, if no such agreement has been reached, the value determined by Appraisal; (ii) with respect to other material real property interests, the value of such property determined by agreement of the General Partner or the Liquidator, as applicable, and the Original Limited Partners or, if no such agreement has been reached, the value determined by Appraisal; and (iii) with respect to other assets or any asset following the death or Incapacity of all of the Original Limited Partners, the value thereof determined by the General Partner or the Liquidator, as applicable, in its good faith opinion.

     "FAMILY MEMBERS" means, as to a Person that is an individual, (i) such Person's spouse; (ii) such Person's ancestors; (iii) such Person's descendants (whether by blood or by adoption); (iv) such Person's brothers and sisters; (v) INTER VIVOS or testamentary trusts of which only such Person and/or his spouse, ancestors, descendants (whether by blood or by adoption), brothers and/or sisters are beneficiaries; and (vi) any partnership or limited liability company all of whose partners or members consist of such Person and/or his spouse, ancestors, descendants (whether by blood or by adoption), brothers and/or sisters and/or INTER VIVOS or testamentary trusts of which only such Person and/or his spouse, ancestors, descendants (whether by blood or by adoption), brothers and/or sisters are beneficiaries.

     "FISCAL YEAR" means the fiscal year of the Partnership, which shall be the calendar year.

     "FUNDING NOTICE" has the meaning set forth in Section 4.2.B hereof.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the United States accounting profession, which are applicable to the circumstances on the date of determination.

     "GENERAL PARTNER" means TriNet Corporate Realty Trust, Inc., a Maryland corporation, and its successors and assigns, as the general partner of the Partnership in their capacities as general partner of the Partnership.

     "GENERAL PARTNER INTEREST" means the Partnership Interest held by the General Partner, which Partnership Interest is an interest as a general partner under the Act. A General Partner Interest may be expressed as a number of Partnership Units.

     "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (a) The initial Gross Asset Value of any asset contributed by a Limited Partner to the Partnership shall be set forth on the Partner Schedule with respect to such Limited Partner.

          (b) The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clause (1), clause (2), clause (3), clause (4) or clause (5) hereof shall be adjusted to equal their respective gross Fair Market Values as of the following times:

                    (1) the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including contributions or deemed contributions by a Partner pursuant to Section 4.2 hereof) by a new or existing Partner in exchange for more than a DE MINIMIS Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                    (2) the distribution by the Partnership to a Partner of more than a DE MINIMIS amount of property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                    (3) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

                    (4) upon the admission of a successor General Partner pursuant to Section 12.1 hereof; and

                    (5) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

          (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the Fair Market Value of such asset on the date of distribution.

          (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); PROVIDED, HOWEVER, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

          (e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

     "GROSS INCOME" means, for each Fiscal Year of the Partnership, an amount equal to the sum of all items of income and gain taken into account in determining Net Income or Net Loss.

     "HOLDER" means either (i) a Partner or (ii) an Assignee owning a Partnership Unit that is treated as a member of the Partnership for federal income tax purposes.

     "INCAPACITY" or "INCAPACITATED" means, (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company or the revocation of its charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee) other than in connection with the distribution of the trust assets to a Designated Party or his spouse; or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's assets; (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

     "INDEMNITEE" means (i) any Person made a party to a proceeding by reason of its status as (A) the General Partner; (B) a director of the General Partner or an officer or employee of the Partnership or the General Partner; or (C) O'Donnell, a Limited Partner or a Designated Party unless such Person is made a party by reason of acts or events which occurred prior to the Effective Date; and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its reasonable discretion.

     "INTEREST COVERAGE RATIO" means, as of any date of determination, the ratio obtained by dividing (i) the sum of (A) the net income from the Contributed Property (as long as the Property is net leased, rent and additional rent LESS the Management Fee LESS depreciation and amortization), (B) depreciation and amortization included in calculating such net income and (C) the interest expense on the Debt of the Partnership secured by the Contributed Property included in calculating such net income, in each instance determined in conformity with GAAP; by (ii) the amount of clause (C), above, each calculated for the fiscal period ended on such date of determination.

     "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

     "LIMITED PARTNER" means any Original Limited Partner or any Additional Limited Partner or Substituted Limited Partner, in such Person's capacity as a Limited Partner in the Partnership. In no event shall the General Partner become or be construed to be a Limited Partner hereunder, even if the General Partner acquires Partnership Units previously held by a Limited Partner, whether pursuant to Section 8.6 hereof or otherwise.

     "LIMITED PARTNER INTEREST" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units.

     "LIQUIDATING EVENT" has the meaning set forth in Section 13.1 hereof.

     "LIQUIDATOR" has the meaning set forth in Section 13.2.A hereof.

     "LOAN TO VALUE RATIO" shall mean the ratio of the principal amount of Debt secured by a mortgage or deed of trust to the Fair Market Value of the property securing such Debt, in each instance as of the time of determination.

     "MAJORITY IN INTEREST OF THE LIMITED PARTNERS" means those Limited Partners holding in the aggregate more than fifty percent (50%) of the aggregate Partnership Units of all Limited Partners.

     "MANAGEMENT FEE" has the meaning set forth in Section 7.5.A hereof.

     "NET DISTRIBUTABLE AMOUNT" has the meaning set forth in Section 7.4.C(1) hereof.

     "NET INCOME" or "NET LOSS" means, for each Fiscal Year of the Partnership, an amount equal to the Partnership's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net
     Loss) pursuant to this definition of "NET INCOME" or "NET LOSS" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

          (b) Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "NET INCOME" or "NET LOSS," shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

          (c) In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of "GROSS ASSET VALUE," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

          (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          (e) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

          (f) To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

          (g) Notwithstanding any other provision of this definition of "NET INCOME" or "NET LOSS," any item that is specially allocated pursuant to
     Section 6.3.B hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section
     6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of "NET INCOME" or "NET LOSS."

     "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

     "NONRECOURSE LIABILITY" has the meaning set forth in Regulations Section 1.752-1(a)(2).

     "NOTICE OF REDEMPTION" means the Notice of Redemption substantially in the form of EXHIBIT C attached to this Agreement.

     "ORIGINAL LIMITED PARTNERS" has the meaning set forth in the first paragraph hereof; PROVIDED, HOWEVER, that "ORIGINAL LIMITED PARTNERS" does not include any Assignee or other transferee, including any Additional Limited Partner or Substituted Limited Partner succeeding to all or any part of the Partnership Interest of an Original Limited Partner.

     "ORIGINAL LIMITED PARTNERSHIP" has the meaning set forth in Recital A hereto.

     "OWNERSHIP LIMIT" means the applicable restriction on ownership of shares of the General Partner currently imposed under the Charter; E.G., no ownership of more than nine and 3/10ths percent (9.3%) of the REIT Shares issued and outstanding.

     "PARTNER" means the General Partner or a Limited Partner, and "PARTNERS" means the General Partner and the Limited Partner(s).

     "PARTNER LOAN" has the meaning set forth in Section 4.2.C hereof.

     "PARTNER MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

     "PARTNER NONRECOURSE DEBT" has the meaning set forth in Regulations Section 1.704-2(b)(4).

     "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

     "PARTNER SCHEDULE" means a schedule, substantially in the form attached hereto as EXHIBIT A and executed by the General Partner and a Limited Partner (including the Original Limited Partners and any Additional Limited Partner or Substituted Limited Partner), that shall set forth, with respect to a Limited Partner to which Partnership Units are issued pursuant to this Agreement; (i) the Gross Asset Values, as determined by the General Partner and agreed to by the contributing Limited Partner, for any Contributed Property contributed by such contributing Limited Partner; and (ii) the initial Partnership Units issued to such Limited Partner.

     "PARTNERSHIP" means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

     "PARTNERSHIP INTEREST" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

     "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

     "PARTNERSHIP RECORD DATE" means the record date established by the General Partner, which record date shall initially be the same as the record date established by the General Partner for a distribution to its shareholders.

     "PARTNERSHIP UNIT" means a fractional share of the Partnership Interests of all Partners issued pursuant to Section 4.1 or Section 4.2 hereof; PROVIDED, HOWEVER, that the General Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement. The ownership of Partnership Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by a certificate for Partnership Units issued by the General Partner.

     "PERMITTED TRANSFER" has the meaning set forth in Section 11.3.A hereof.

     "PERSON" means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

     "PREFERRED PARTNERSHIP UNITS" means Partnership Units issued to the Original Limited Partners as of the Effective Date, whether subsequently held by an Original Limited Partner, any other Limited Partner, an Assignee or the General Partner (following the acquisition of Tendered Units pursuant to Section
8.6 hereof).

     "PREFERRED RETURN PER UNIT" means with respect to Preferred Partnership Units, nine percent (9%) per annum for any applicable period; PROVIDED, HOWEVER, that such Return shall be increased or decreased, from time to time, by the same incremental per share amount (and not proportionate amount) as any increase or decrease, respectively, in the rate of the annualized cash dividends paid on account of a REIT Share compared to such annualized rate on the Effective Date. In the event the General Partner no longer qualifies as a REIT, the Preferred Return Per Unit shall be nine percent (9%) per annum. The Preferred Return Per Unit shall not constitute a "GUARANTEED PAYMENT" under Code Section 707(c).

     "PRIME RATE" means the interest rate which Wells Fargo Bank, a national banking association, announces from time to time as its prime lending rate; PROVIDED, HOWEVER, that if such Bank (or any successor bank) no longer announces a prime lending rate, the interest rate announced from time to time by another bank designated by the General Partner which is one of the twenty (20) largest national banks, measured by total assets.

     "QUALIFIED TRANSFEREE" means an "ACCREDITED INVESTOR" as defined in Rule 501 promulgated under the Securities Act.

     "QUALIFYING PARTY" means (i) an Original Limited Partner; (ii) a Designated Party; (iii) an Additional Limited Partner or a Substituted Limited Partner; or
(iv) a Family Member or an Assignee who is also a Qualified Transferee; PROVIDED, HOWEVER, that with respect to each such Family Member or Assignee (other than such an Assignee in a Permitted Transfer pursuant to a pledge of Partnership Units), until such time as the Original Limited Partner or Designated Party from whom such Family Member or Assignee derived its Partnership Units is deceased or Incapacitated, such Family Member or Assignee shall effect a Redemption and any other rights pursuant to Section 8.6 hereof solely through, by power of attorney or other method approved by the General Partner, the Original Limited Partner or Designated Party from whom such Family Member or Assignee derived its Partnership Units.

     "REDEMPTION" has the meaning set forth in Section 8.6.A hereof.

     "REDEMPTION DATE" means (i) with respect to Tendered Units exchanged for REIT Shares if the aggregate of all Redemptions set forth in the Notices of Redemption received by the General Partner in the six-month period ending June 1 or December 1, including the subject Notice of Redemption, exceeds Three Million Dollars ($3,000,000), the date which is sixty (60) days following the Cut-Off Date (or if such date is not a Business Day, then the next following Business
Day); or (ii) in all other instances, the Cut-Off Date.

     "REGULATIONS" means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "REGULATORY ALLOCATIONS" has the meaning set forth in Section 6.3.B(h) hereof.

     "REIT" means a real estate investment trust qualifying under Code Section 856.

     "REIT PARTNER" means a Partner or Assignee that is, or has made an election to qualify as, a REIT.

     "REIT PAYMENT" has the meaning set forth in Section 15.9 hereof.

     "REIT REQUIREMENTS" has the meaning set forth in Section 5.1. hereof.

     "REIT SHARE" means a share of the General Partner's common stock, par value $0.01 per share or, with respect to any successor General Partner by way of any merger in which such successor is the survivor, a share of the successor General Partner's common stock; PROVIDED, HOWEVER, if the successor General Partner has more than one class of stock or other publicly traded security, REIT Share shall mean a share of that class of common stock or other publicly traded security that was acquired by the shareholders of the General Partner as merger consideration in connection with such merger.

     "REIT SHARES AMOUNT" means a number of REIT Shares equal to the product of
(i) the number of Tendered Units and (ii) the Adjustment Factor; PROVIDED, HOWEVER, that if the General Partner issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the General Partner's shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "RIGHTS"), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Redemption Date, which Rights will not be distributed before the relevant Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the General Partner in good faith.

     "RELATED PARTY" means, with respect to any Person, any other Person whose ownership of shares of the General Partner's capital stock would be attributed to the first such Person under either Code Section 544 (as modified by Code
Section 856(h)(1)(B)) or Code Section 318 (as modified by Code Section
856(d)(5)).

     "RELATED PERSON" means with respect to a Partner or a Holder, a Person bearing a relationship to such Partner or Holder, or a Person to whom such Partner or Holder bears a relationship, specified in Regulations Section 1.752-4(b).

     "RIGHTS" has the meaning set forth in the definition of "REIT SHARES
AMOUNT."

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "SUBSTITUTED LIMITED PARTNER" means an Assignee who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof. The term "SUBSTITUTED LIMITED PARTNER" shall not include any Additional Limited Partner.

     "TAX ITEMS" has the meaning set forth in Section 6.4.A hereof.

     "TENDERED UNITS" has the meaning set forth in Section 8.6.A hereof.

     "TENDERING PARTY" has the meaning set forth in Section 8.6.A hereof.

     "TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

     "TRANSFER," when used with respect to a Partnership Unit or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; PROVIDED, HOWEVER, that when the term is used in Article 11 hereof, Transfer does not include (a) any Redemption of Partnership Units by the Partnership, or acquisition of Tendered Units from the Limited Partners by the General Partner, pursuant to Section 8.6 hereof or (b) any redemption of Partnership Units pursuant to Section 8.7 or Section 8.8 hereof. The terms "TRANSFERRED" and "TRANSFERRING" have correlative meanings.

     "VALUATION DATE" means (a) in the case of a tender of Partnership Units for Redemption, the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day or (b) in any other case, the date specified in this Agreement.

     "VALUE" means, on any Valuation Date with respect to a REIT Share, the average of the daily market prices for five (5) consecutive trading days immediately preceding the Valuation Date. The market price for any such trading day shall be:

          (a) if the REIT Shares are listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system;

          (b) if the REIT Shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or

          (c) if the REIT Shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than five (5) days prior to the date in question) for which prices have been so reported;

PROVIDED, HOWEVER, that if there are no bid and asked prices reported during the five (5) days prior to the date in question, the Value of the REIT Shares shall be determined by Appraisal. In the event that the REIT Shares Amount includes Rights that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by Appraisal.

                                      ARTICLE 2
                                ORGANIZATIONAL MATTERS

     SECTION 2.1    ORGANIZATION

     The Partnership is a limited partnership organized and reconstituted pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

     SECTION 2.2    NAME

     The name of the Partnership is TriNet Sunnyvale Partners, L.P. The Partnership's business may be conducted under any other name or names selected by the General Partner, including the name of the General Partner or any Affiliate thereof; PROVIDED, HOWEVER, that the Partnership shall not use in its name the name of any Original Limited Partner, Designated Party or any derivative of any thereof. The words "LIMITED PARTNERSHIP," "L.P.," "LTD." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

     SECTION 2.3    REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE

     The address of the registered office of the Partnership in the State of Delaware is located at 1013 Centre Road, Wilmington DL 19805, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is The Prentice-Hall Corporation System, Inc. The principal office of the Partnership is located at 1013 Centre Road, Wilmington, Delaware 19805, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The

Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

     SECTION 2.4    POWER OF ATTORNEY

     A. Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices
(a) all certificates, documents and other instruments (including this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all conveyances and other instruments or documents that are appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; (c) all conveyances and other instruments or documents that are appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, Article 12 or Article 13 hereof or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests.

Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

     B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units or Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or the Liquidator's request therefor, such other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

     SECTION 2.5    TERM

     The term of the Partnership shall commence on the Effective Date and shall continue until December 31, 2050 unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

                                      ARTICLE 3
                                       PURPOSE

     SECTION 3.1    PURPOSE AND BUSINESS

     The purpose and nature of the Partnership is to conduct the business of ownership, construction, development and operation of the Contributed Property and anything necessary or incidental to the foregoing; PROVIDED, HOWEVER, that such business may be limited to and conducted in such a manner as to permit the General Partner, in its sole and absolute discretion, at all times to be classified as a REIT.

     SECTION 3.2    POWERS

     A. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

     B. Notwithstanding any other provision in this Agreement, the General Partner may cause the Partnership not to take, or to refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Code Section 857 or Code Section 4981 or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, its securities or the Partnership, unless such action (or inaction) under clause (i), clause (ii) or clause (iii) above shall have been specifically consented to by the General Partner in writing.

     SECTION 3.3    PARTNERSHIP ONLY FOR PURPOSES SPECIFIED

     The Partnership shall be a limited partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

     SECTION 3.4    REPRESENTATIONS AND WARRANTIES BY THE LIMITED PARTNERS

     A. Each Limited Partner that is an individual (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to the Partnership, the General Partner and each other Limited Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Limited Partner will not result in a breach or violation of, or a default under, any material agreement by which such Limited Partner or any of such Limited Partner's property is bound, or any statute, regulation, order or other law to which such Limited Partner is subject; (ii) such Limited Partner is neither a "FOREIGN PERSON" within the meaning of Code Section 1445(f) nor a "FOREIGN PARTNER" within the meaning of Code Section 1446(e); (iii) to the best of its knowledge, after reasonable inquiry, such Limited Partner does not own, directly or indirectly or by attribution under Code Section 318 (as modified by Code Section 856(d)(5)), (A) stock of any corporation that is a tenant of either (I) the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner or the Partnership is a member; or (B) an interest in the assets or net profits of any tenant of either (I) the General Partner; (II) the Partnership; or (III) any partnership, venture or limited liability company of which the General Partner or the Partnership is a member; (vi) such Limited Partner does not own, directly or indirectly or by attribution under Code Section 544 (as modified by Code Section 856(h)) stock of the General Partner; and (v) this Agreement is binding upon and enforceable against such Limited Partner in accordance with its terms.

     B. Each Limited Partner that is not an individual (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to the Partnership, the General Partner and each other Limited Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or shareholder(s), as the case may be, as required; (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws, as the case may be, any material agreement by which such Limited Partner or any of such Limited Partner's properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Limited Partner or any of its partners, members, trustees, beneficiaries or shareholders, as the case may be, is or are subject; (iii) such Limited Partner is neither a "FOREIGN PERSON" within the meaning of Code Section 1445(f) nor a "FOREIGN PARTNER" within the meaning of Code Section 1446(e); (iv) to the best of its knowledge, after reasonable inquiry, such Limited Partner does not own, directly or indirectly or by attribution under Code Section 318 (as modified by Code Section 856(d)(5)), (A) stock of any corporation that is a tenant of either (I) the General Partner; (II) the Partnership; or (III) any partnership, venture or limited liability company of which the General Partner or the Partnership is a member; or (B) an interest in the assets or net profits of any tenant of either
(I) the General Partner; (II) the Partnership; or (III) any partnership, venture or limited liability company of which the General Partner or the Partnership is a member; (v) such Limited Partner does not own, directly or indirectly or by attribution under Code Section 544 (as modified by Code Section 856(h)) stock of the General Partner; and (vi) this Agreement is binding upon, and enforceable against, such Limited Partner in accordance with its terms.

     C. Each Limited Partner (including each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Limited Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

     D. The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Limited Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership. The General Partner may, in its sole and absolute discretion on behalf of the Partnership and its Partners, grant waivers and exceptions to the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof, but any such waiver or exception must be in writing, must refer to this Section 3.4.D and must describe with particularity the representation or warranty as to which such waiver or exception shall apply.

     E. Each Limited Partner (including each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) hereby represents that it has consulted and been advised by its legal counsel and tax advisor in connection with, and acknowledges that no representations have been made by any Partner or any employee or representative or Affiliate of any Partner with respect to, the potential profit, tax consequences of any sort (including the tax consequences resulting from making a Capital Contribution, being admitted to the Partnership or being allocated Tax Items), cash flows, funds from operations or yield, if any, in respect of the Partnership, and that projections and any other information, including financial and descriptive information and documentation, that may have been in any manner submitted to such Limited Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

                                      ARTICLE 4
                                CAPITAL CONTRIBUTIONS

     SECTION 4.1    CAPITAL CONTRIBUTIONS OF THE INITIAL PARTNERS

     At the time of the execution of this Agreement, the Original Limited Partners and the General Partner shall have made and shall make, respectively, their respective Capital Contributions shown on EXHIBIT A attached hereto. The Original Limited Partners and the General Partner shall initially own Partnership Units in the respective amounts set forth on such EXHIBIT A. Except as provided by law, in Section 4.2.C, Section 4.2.D or Section 10.4 hereof, or as may be necessary to effect a Redemption, the Partners shall have no obligation or right to make any additional Capital Contributions or loans to the Partnership.

     SECTION 4.2    ADDITIONAL FUNDING AND CAPITAL CONTRIBUTIONS

     A. GENERAL. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds ("ADDITIONAL FUNDS") for such purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.2 or Section
4.3 hereof. No Person, including any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

     B. NOTICE OF ADDITIONAL FUNDS REQUIREMENT. The General Partner shall give written notice (the "FUNDING NOTICE") to the Limited Partners of the need for Additional Funds and the anticipated source(s) thereof.

     C. PARTNER LOANS. The General Partner may lend Additional Funds to the Partnership (a "PARTNER LOAN") on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; PROVIDED, HOWEVER, that each Limited Partner may elect, by delivering written notice to the General Partner within thirty (30) days of the delivery of the Funding Notice, to participate in the Partner Loan in the same proportionate share as such Limited Partner's Units bears to the aggregate Units of all Holders, including the General Partner, participating in such Loan, or such other share as the General Partner and such Holders shall agree. In the event the General Partner has not elected to lend Additional Funds to the Partnership and a Limited Partner has made a good faith determination that the lack of Additional Funds could cause the Partnership to default in its obligations to third parties, including any holder of any Debt secured by a mortgage or deed of trust on the Contributed Property, such Limited Partner may elect, by delivering written notice to the General Partner and all other Limited Partners, to lend Additional Funds to the Partnership as a Partner Loan on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party. In such event, within thirty (30) days of the delivery of the foregoing notice, each other Limited Partner may elect, by delivering written notice to the notifying Limited Partner to participate in the Partner Loan in the same proportionate share as such Limited Partner's Units bears to the aggregate Units of all Holders participating in such Loan, or such other share as the notifying Limited Partner and such Holders shall agree.

     D. ADDITIONAL GENERAL PARTNER CONTRIBUTIONS; ADDITIONAL LIMITED PARTNERS. Whether or not a Funding Notice is given to the Limited Partners, the General Partner on behalf of the Partnership may raise all or any portion of the Additional Funds by making additional Capital Contributions and/or accepting additional Capital Contributions from any other Partners and/or third parties and either (i) in the case of Partners (including the General Partner), increasing such Partner's Partnership Units; or (ii) in the case of a third party, admitting such third party as an Additional Limited Partner. Subject to the terms of this Section 4.2 and to the definition of "GROSS ASSET VALUE," the General Partner shall determine in good faith the amount, terms and conditions of such additional Capital Contributions; PROVIDED, HOWEVER, that (i) in no event shall any such Contribution entitle the maker thereof to a distribution or return prior to, or with the same priority as, the distribution and return to which the Holders of Preferred Partnership Units are entitled hereunder; and
(ii) in the case of an additional Capital Contribution by the General Partner, the Partnership shall issue to the General Partner the number of Partnership Units derived by dividing (a) the amount of the additional Capital Contribution (net of any liabilities assumed or taken subject to by the Partnership) by (b) the Value determined as of the date of such Capital Contribution.

     SECTION 4.3    LOANS BY THIRD PARTIES

     The Partnership may incur or assume Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements, for any purpose, upon such terms as the General Partner determines appropriate; SUBJECT, HOWEVER, to the limitations of Sections 7.3 and 7.4 hereof.

     SECTION 4.4    NO INTEREST; NO RETURN

     No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

                                      ARTICLE 5
                                    DISTRIBUTIONS

     SECTION 5.1    REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS

     The General Partner shall cause the Partnership to distribute quarterly all (or with respect to amounts to be distributed pursuant to clause (2) below, such portion as the General Partner may in its sole and absolute discretion determine) of the Available Cash generated by the Partnership with respect to such quarter as follows:

          (1) First, to each Holder of Preferred Partnership Units on the Partnership Record Date, PARI PASSU, an amount equal to the sum of (i) the product of (a) the Preferred Return Per Unit for such quarter and (b) the number of Preferred Partnership Units held by such Holder as of the Partnership Record Date; and (ii) any accrued but unpaid amounts previously distributable to such Holder (or its predecessor) under clause (i), above, PLUS interest thereon at the Prime Rate in effect on the scheduled date of such distribution under such clause (i) for the period commencing with such scheduled date and ending on the date of its distribution hereunder; PROVIDED, HOWEVER, that the amount distributable pursuant to clause (i) to any Additional Limited Partner holding Preferred Partnership Units admitted to the Partnership in the quarter immediately preceding and ending with such Partnership Record Date shall be prorated based on the number of days that such Additional Limited Partner was a Holder of such Preferred Partnership Units during such quarter; and

          (2) Second, the balance, (i) ninety-nine percent (99%) to the General Partner and (ii) one percent (1%) to the Holders of the Preferred Partnership Units (including the General Partner) in proportion to their Partnership Units as of the Partnership Record Date.

The General Partner in its sole and absolute discretion may distribute to the Holders Available Cash in accordance with foregoing priorities on a more frequent basis and provide for an appropriate record date.

     SECTION 5.2    DISTRIBUTIONS IN KIND

     No right is given to any Holder to demand or receive property other than cash as provided in this Agreement. With the Consent of a Majority in Interest of the Limited Partners, the General Partner may make a distribution in kind of Partnership assets to the Holders and, in such event, subject to Section 8.8 hereof, such assets shall be distributed in such a fashion as to ensure that the same are distributed and allocated in accordance with Articles 5, 6 and 10 hereof. In the event of a Terminating Capital Transaction, at the request of any Concerned Limited Partner, the General Partner will use its best efforts to make a distribution in kind of Partnership assets in accordance with the preceding sentence.

     SECTION 5.3    AMOUNTS WITHHELD

     All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 hereof for all purposes under this Agreement.

     SECTION 5.4    DISTRIBUTIONS UPON LIQUIDATION

     Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Holders in accordance with Section 13.2 hereof.

     SECTION 5.5    RESTRICTED DISTRIBUTIONS

     Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder on account of its Partnership Interest or interest in Partnership Units if such distribution would violate Section 17-607 of the Act or other applicable law.

                                      ARTICLE 6
                                     ALLOCATIONS

     SECTION 6.1    TIMING AND AMOUNT OF ALLOCATIONS OF NET INCOME AND NET LOSS

     Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Fiscal Year of the Partnership as of the end of each such year. Except as otherwise provided in this Article 6, and subject to
Section 11.6.C hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

     SECTION 6.2    GENERAL ALLOCATIONS

     Except as otherwise provided in this Article 6 and subject to Section 11.6.C hereof, Net Income and Net Loss, net of the Gross Income allocated pursuant to Section 6.3.A, shall be allocated as follows:

          (1)  ninety-nine percent (99%) to the General Partner; and

          (2) one percent (1%) to the Limited Partners and Assignees (including the General Partner following the acquisition of Tendered Units pursuant to
     Section 8.6 hereof) in accordance with their respective Partnership Units at the end of each Fiscal Year.

     SECTION 6.3    ADDITIONAL ALLOCATION PROVISIONS

     Notwithstanding the foregoing provisions of this Article 6:

     A. SPECIAL ALLOCATIONS. Gross income shall be allocated to each Holder of Partnership Units for any Fiscal Year (and, if necessary, subsequent Fiscal Years) to the extent that such Holder receives a distribution of the Preferred Return Per Unit pursuant to Section 5.1.1 of this Agreement.

     B.   REGULATORY ALLOCATIONS

          (a) MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section
     6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.B(a) is intended to qualify as a "MINIMUM GAIN CHARGEBACK" within the meaning of Regulations
     Section 1.704-2(f) and shall be interpreted consistently therewith.

          (b) PARTNER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.B(a) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and other Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.B(b) is
     intended to qualify as a "CHARGEBACK OF PARTNER NONRECOURSE DEBT MINIMUM GAIN" within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

          (c) NONRECOURSE DEDUCTIONS AND PARTNER NONRECOURSE DEDUCTIONS. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders of Partnership Units in accordance with their share of Net Loss under Section 6.2. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations
     Section 1.704-2(i).

          (d) QUALIFIED INCOME OFFSET. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.3.B(d) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.B(d) were not in the Agreement. It is intended that this Section 6.3.B(d) qualify and be construed as a "QUALIFIED INCOME OFFSET" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          (e) GROSS INCOME ALLOCATION. In the event that any Holder has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder's Partnership Interest and (ii) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3.B(e) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.B(e) and Section 6.3.B(d) hereof were not in the Agreement.

          (f) LIMITATION ON ALLOCATION OF NET LOSS. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder of Partnership Units, such allocation of Net Loss shall be reallocated among the other Holders of Partnership Units in accordance with their respective Partnership Units, subject to the limitations of this Section 6.3.B(f).

          (g) SECTION 754 ADJUSTMENT. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be
     taken into account in determining Capital Accounts as the result of a distribution to a Holder of Partnership Units in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their Partnership Units in the event that Regulations
     Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

          (h) CURATIVE ALLOCATIONS. The allocations set forth in Sections 6.3.B(a), (b), (c), (d), (e), (f) and (g) hereof (the "REGULATORY ALLOCATIONS") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

     C. ALLOCATION OF EXCESS NONRECOURSE LIABILITIES. For purposes of determining a Holder's proportional share of the "EXCESS NONRECOURSE LIABILITIES" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder's interest in Partnership profits for a Fiscal Year shall be as follows: one hundred percent (100%) to the Limited Partners and Assignees (including the General Partner following the acquisition of Tendered Units pursuant to Section 8.6 hereof) in accordance with their respective Partnership Units at the end of such Fiscal Year.

     SECTION 6.4    TAX ALLOCATIONS

     A. IN GENERAL. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, "TAX ITEMS") shall be allocated among the Holders in the same manner as its correlative item of "BOOK" income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

     B.   ALLOCATIONS RESPECTING SECTION 704(C) REVALUATIONS.  Notwithstanding
Section 6.4.A hereof, Tax Items with respect to the Contributed Property or other property that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under the "TRADITIONAL METHOD" approved under Code Section 704(c) and the applicable Regulations thereunder. In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) of the definition of "GROSS ASSET VALUE" (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations.

     SECTION 6.5    OTHER PROVISIONS

     A. OTHER ALLOCATIONS UPON CHANGE IN LAW. In the event that the Code or any Regulations require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Article 6, the General Partner is hereby authorized to make new allocations in reliance on the Code and such Regulations, such new allocations shall be effected pursuant to the fiduciary duty of the General Partner to the Partnership and the other Partners.

     B. CONSISTENT TAX REPORTING. The Partners acknowledge and are aware of the income tax consequences of the allocations made by this Article 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of Net Income, Net Losses and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.

                                      ARTICLE 7
                        MANAGEMENT AND OPERATIONS OF BUSINESS

     SECTION 7.1    MANAGEMENT

     A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Partners with or without cause, except with the consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof, including Sections 7.3 and 7.4 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including:

          (1) the making of any expenditures, the lending or borrowing of money (including making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions to its shareholders sufficient to permit the General Partner to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership;

          (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

          (3) the acquisition, sale, transfer, exchange or other disposition of any assets of the Partnership;

          (4) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership (including the Contributed Property), the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including the financing of the operations and activities of the Partnership, and the repayment of obligations of the Partnership;

          (5) the management, operation, leasing, landscap ing, repair, alteration, demolition, replacement or improvement of any property, including the Contributed Property, or other asset of the Partnership;

          (6) the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with property managers (including as to the Contributed Property or other property, contracting with the contributing or any other Limited Partner or its Affiliates for property management services), contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets; PROVIDED, HOWEVER, that in no event shall the General Partner enter into any such contract or lease for any consideration in excess of the amount an independent third party would charge and expect to receive as reimbursable expenses or compensation for comparable goods or services;

          (7) the establishment and maintenance of working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate from time to time;

          (8) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership and the collection and receipt of revenues, rents and income of the Partnership;

          (9) the selection and dismissal of agents, outside attorneys, accountants, consultants and contractors of the Partnership or the General Partner and the determination of their compensation and other terms of employment or hiring;

          (10) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate, including casualty insurance on the Contributed Property in an amount equal to ninety percent (90%) or more of the replacement value (exclusive of footings and foundations) thereof;

          (11) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

          (12) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner's contribution of property or assets to the Partnership;

          (13) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

          (14) the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement; and

          (15) the issuance of additional Partnership Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof.

     B. Each of the Limited Partners agrees that, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, except as provided in Section 7.3 hereof, the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners.

     SECTION 7.2    CERTIFICATE OF LIMITED PARTNERSHIP

     To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware, the State of California and any other state or the District of Columbia or any other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware, the State of California and any other state or the District of Columbia or any other jurisdiction in which the Partnership may elect to do business or own property.

     SECTION 7.3    RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY

     A. The General Partner may not take any action in contravention of this Agreement. Specifically, the General Partner may not:

          (1) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as provided in Article 13 hereof;

          (2) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose;

          (3) admit a Person as a Partner, except as otherwise provided in this Agreement;

          (4) perform any act that would subject a Limited Partner to liability as a general partner; or

          (5) take or fail to take any action that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of (i) the General Partner or the Partnership from satisfying its obligations under
     Section 5.1 or Section 8.6 hereof in full or (ii) a Limited Partner from exercising its rights under Section 8.6 hereof to effect a Redemption in full, except, in either case, with the Consent of such Limited Partner affected by the prohibition or restriction.

     B. The General Partner shall not, without the prior Consent of the Limited Partners, undertake, on behalf of the Partnership, any of the following actions or enter into any transaction that would have the effect of any such action:

          (1) enter into any employment agreement or otherwise create an employer/employee relationship between the Partnership and any Person;

          (2) enter into any contract or agreement with any Affiliate on terms which are more favorable to the Affiliate than would be negotiated with an unaffiliated third party;

          (3) except as provided in Section 7.3.D hereof, amend, modify or terminate this

Agreement other than to reflect the admission, substitution, termination or withdrawal of Partners pursuant to Article 11 or Article 12 hereof;

          (4) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

          (5) institute any proceeding for bankruptcy on behalf of the Partnership; or

          (6) subject to the rights of Transfer provided in Section 11.2 hereof, approve or acquiesce to the Transfer of the Partnership Interest of the General Partner, or admit into the Partnership any additional or successor General Partners.

     C. Notwithstanding Section 7.3.B hereof, the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

          (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner for the benefit of the Limited Partners;

          (2) to reflect the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement;

          (3) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect;

          (4) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; and

          (5) to reflect such changes as are reasonably necessary for the General Partner to maintain its status as a REIT or to satisfy the REIT Requirements.

The General Partner will provide notice to the Limited Partners when any action under this Section 7.3.C is taken.

     D. Notwithstanding any other provision hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Limited Partner adversely affected, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest); (ii) modify the limited liability of a Limited Partner;
(iii) alter the rights of the Holders of Preferred Partnership Units to receive distributions pursuant to Article 5 or Section 13.2.A hereof, including amending or modifying any related definitions, or the allocations specified in Article 6 hereof; (iv) alter or modify the Redemption rights, Cash Amount or REIT Shares Amount, or amend or modify any related definitions; or (v) amend this Section
7.3 or Section 7.4. Further, no amendment may alter the restrictions on the General Partner's authority set forth elsewhere in this Section 7.3 or Section
7.4 without the Consent specified therein. Any such amendment or action consented to by any Limited Partner shall be effective as to that Limited Partner, notwithstanding the absence of such Consent by any other Limited Partner.

     SECTION 7.4    REFINANCING, SALES

     A. The General Partner shall not, without the prior Consent of the Concerned Limited Partners, incur on behalf of, or cause the Partnership to incur, any Debt under which a breach, violation or default would be deemed to occur by virtue of the Transfer of any Limited Partner Interest. The General Partner shall, absent the prior consent of the Concerned Limited Partners to the contrary, cause the Partnership to maintain Debt secured by a mortgage or deed of trust on the Contributed Property which (i) is nonrecourse to the Partnership; (ii) prior to the second anniversary of the Effective Date, has an original principal amount of not more than Eighteen Million Dollars ($18,000,000); (iii) has a principal amount of not less than Ten Million Six Hundred Thousand Dollars ($10,600,000);
(iv) has an Interest Coverage Ratio of not less than 2:1; (v) has a Loan to Value Ratio of not more than sixty percent (60%); and (vi) is NOT provided by a Partner, a Holder or a Related Person; in each instance other than with respect to clause (iii), above, as of the time of the issuance or assumption of the Debt, as the case may be.

     B. Notwithstanding the foregoing, if despite its best efforts, the General Partner is unable to procure refinancing Debt that satisfies the restrictions set forth in Section 7.4.A hereof, or if (i) the annual interest rate to be charged with respect to such refinancing Debt that complies with such restrictions is one and one-half percent (1.5%) or more than the annual interest rate to be charged with respect to Debt that does not satisfy such restrictions but is otherwise available to the Partnership or (ii) the amount of such refinancing Debt that complies with such restrictions is at least Three Million Dollars ($3,000,000) less than the amount of Debt that does not comply with such restrictions but is otherwise available to the Partnership, then such restrictions may be modified to accommodate the Partnership's incurring such non-complying refinancing Debt otherwise available to the Partnership; PROVIDED, HOWEVER, that if such non-complying Debt is recourse Debt, or is provided by the General Partner or a Related Person, or the General Partner is required to guaranty such Debt, each Concerned Limited Partner shall have the right, but not the obligation, to indemnify the General Partner with respect to such Debt in such amounts as it may elect; PROVIDED, FURTHER, that such indemnity shall cover only the General Partner's liability for the "last dollar" of such Debt; e.g., that portion of such guaranteed Debt from zero dollars to the amount such Concerned Limited Partner elects to include.

     C. The General Partner shall not, without the prior Consent of the Concerned Limited Partners, offer to sell or solicit or entertain offers to buy the Contributed Property prior to the expiration of the second anniversary of the Effective Date unless, in the good faith opinion of the General Partner, a sale of the Contributed Property may be necessary to enable the General Partner to preserve its status as a REIT or preserve, or prevent a downgrade of, the rating of any security of the General Partner; PROVIDED, HOWEVER, that no rating impact attributable to the transactions occurring hereunder and under the Contribution Agreement as of the Effective Date shall permit the General Partner to offer to sell or solicit or entertain offers to buy the Contributed Property prior to the second anniversary of the Effective Date. Further, if at any time the General Partner intends to either sell the Contributed Property, or solicit offers from Persons to acquire the Contributed Property, the General Partner shall offer to the Concerned Limited Partners the opportunity to acquire all, but not less than all, of the General Partner Interest on the following terms and conditions:

          (1) As soon as practicable following a determination by the General Partner to either sell the Contributed Property or solicit offers from Persons to buy the Contributed Property, the General Partner shall send a written notice (the "Offer Notice") to that effect to each Concerned Limited Partner. The Offer Notice shall describe (i) the principal terms and conditions of any offer which the General Partner has either conditionally accepted or intends to accept or which the General Partner would accept in response to the General Partner's solicitation of offers; and (ii) the estimated amount, determined by the General Partner in good faith, of the net cash proceeds which would be distributable to either (i) the General Partner, including amounts distributable to the General Partner on account of any Preferred Partnership Units acquired by the General Partner following the acquisition of Tendered Units pursuant to Section 8 hereof, whether prior to the Offer Notice or thereafter; or (ii) any other Holder of Partnership Units which are not Preferred Partnership Units, if the Contributed Property were sold in a Terminating Capital Transaction on the terms set forth in the Offer Notice and the Partnership were liquidated in accordance with the provisions of Section 13.2 hereof (the "Net Distributable Amount").

          (2) As soon as practicable and in any event within thirty (30) days following the date of the Offer Notice, each Concerned Limited Partner shall notify the General Partner in writing if, either individually or in conjunction with other Concerned Limited Partners, it elects to acquire all, but not less than all, of the General Partner Interest. If more than one Concerned Limited Partner elects to acquire the General Partner Interest, the Concerned Limited Partners so electing shall acquire the respective portion of the General Partner's Partnership Units which bears the same relationship as does the ratio of each such Concerned Limited Partner's Partnership Units to the aggregate number of Partnership Units held by all of the Concerned Limited Partners so electing or on such other basis as the Concerned Limited Partners so electing shall agree.

          (3) If one or more Concerned Limited Partners elects to acquire the General Partner Interest, each of the other Holders of Preferred Partnership Units shall be deemed to be a Tendering Party pursuant to
     Section 8.6 hereof with respect to all of the Preferred Partnership Units held by such Holder as of the date of the Offer Notice with the Cut-Off Date and Redemption Date for such purposes being the closing date of the acquisition by the Concerned Limited Partner or Partners of the General Partner Interest pursuant to Section (4) hereof.

          (4) The acquisition of the General Partner Interest shall be effected through an escrow with Lawyer's Title Insurance Corporation or other entity who regularly acts as an escrow agent designated by the General Partner ("Escrow Agent"). Nothing contained herein shall prohibit the Concerned Limited Partner or Partners from effecting such acquisition in conjunction with a third party or parties. The General Partner shall deposit or cause to be deposited with the Escrow Agent an executed assignment or assignments to the electing Concerned Limited Partner or Partners or its or their nominees of the entirety of the General Partner Interest as well as the Partnership Units of all Holders other than the Concerned Limited Partner or Partners electing to acquire the General Partner Interest, with warranties to the effect that such Interest is being conveyed free and clear of all liens, claims, security interests and other encumbrances. The electing Concerned Limited Partner or Partners or its or their nominees shall deposit with the Escrow Agent cash in the amount of the Net Distributable Amount; PROVIDED, HOWEVER, that a Concerned Limited Partner and a nominee that has been approved as to character, reputation and financial responsibility by the General Partner, which such approval will not be unreasonably withheld or delayed, but no other nominee, may deliver a note in lieu of cash for some or all of its allocable share of the Net Distributable Amount. In such event, such note shall:

                    (a) have a term of three (3) years from the close of escrow;

                    (b) (i) bear interest at an annual rate equal to three hundred (300) basis points over the current annualized yield for United States government bonds and notes maturing in the sixtieth
          (60th) month following the closing, as quoted in the WALL STREET JOURNAL on the third (3rd) Business Day preceding the Closing; and
          (ii) provide the payee of the note with additional interest to the extent the amount of Available Cash distributions that the Holder of the General Partner Interest is entitled to receive pursuant to clause
          (2) of Section 5.1 hereof on account of such Interest for the period from the issuance of the note to its due date exceeds the amount of interest calculated under clause (b)(i) above; PROVIDED, HOWEVER, that in no event will the amount of such interest exceed, over the term of the note, the amount of interest that may be lawfully collected on an obligation by the General Partner;

                    (c) interest shall be payable at the rate set forth in clause (b)(i), above, monthly in arrears to the extent of Available Cash, until the due date of such note whereupon the unpaid principal amount thereof, together with all interest accrued thereon, and any additional interest due by reason of clause (b)(ii), above, shall be due and payable regardless of Available Cash;

                    (d) be secured by an assignment of the Partnership Interest of such maker, including the Partnership Interests acquired from the General Partner and such maker's Limited Partnership Interest; and

                    (e) be nonrecourse to the maker thereof; PROVIDED, HOWEVER, that the maker thereof, or any corresponding Designated Party, shall guaranty the obligations of the maker thereunder in the event the Partnership seeks, or is otherwise subject to bankruptcy.

     The note, assignment and other instruments securing such note shall be on terms and conditions reasonably satisfactory to the General Partner and the electing Concerned Limited Partners. The escrow shall close as soon as practicable and in any event within one hundred eighty (180) days following the date of the Offer Notice. Effective as of such closing, the provisions of Section 8.6 hereof shall be of no further force and effect with respect to the Preferred Partnership Units held by the Concerned Limited Partner or Partners electing to purchase the General Partner Interest hereunder and the Preferred Return Per Unit shall be the greater of (i) the Preferred Return Per Unit in effect on the date of the Offer Notice and (ii) nine percent (9%) per annum.

          (4) If no Concerned Limited Partner elects within the thirty-day period following the Offer Notice to acquire the General Partner's Units, the General Partner shall be free to cause the Partnership to sell the Contributed Property on terms and conditions which are no less favorable to the Partnership than the terms and conditions set forth in the Offer Notice at any time prior to (i) the first anniversary of the date of the Offer Notice with respect to transactions resulting from a solicitation by the General Partner of offers to buy the Contributed Property or (ii) one hundred eighty (180) days from the date of the Offer Notice with respect to other transactions; PROVIDED, HOWEVER, that either such period may be extended by no more than one hundred eighty (180) additional days if at the end of the corresponding period the General Partner is engaged in good faith negotiations with a proposed purchaser or purchasers of the Contributed Property. If the Contributed Property is not sold within the relevant period, the Contributed Property may no longer be sold or offered for sale without the General Partner once again complying with the provisions of this Section 7.4.C.

          (5) If an electing Concerned Limited Partner desires to verify the estimate of the Net Distributable Amount contained in the Offer Notice by the accountants customarily performing the annual audit for the Partnership, such Limited Partner, at its expense, may retain such accountant to verify such Amount, assuming a sale of the Contributed Property on the terms specified in the Offer Notice and a liquidating distribution in accordance with Section 13.2 hereof. If the accountants calculate the Net Distributable Amount (without taking into account amounts attributable to Preferred Partnership Units acquired by the General Partner after the date of the Offer Notice) to be three percent (3%) or more LESS than the estimate of the Net Distributable Amount set forth in the Offer Notice, the General Partner shall have a period of ten (10) days following written notice from the accountants to either accept the accountants' determination of the Net Distributable Amount or give written notice to the Limited Partners of its withdrawal of the Offer Notice and, in either event, the General Partner shall reimburse the electing Concerned Limited Partner for the fees and reimbursable expenses actually paid to such accountants in connection with calculating the Net Distributable Amount.
     If required to do so and the General Partner does not give a notice of withdrawal within such ten-day period, the General Partner shall conclusively be deemed to have withdrawn the Offer Notice.

     D. If the General Partner has determined that it cannot or will not cause the Partnership to raise Additional Funds and as a result thereof, has determined to either convey the Contributed Property to the holder or holders of Debt secured by a mortgage or deed of trust on the Contributed Property or not to contest any foreclosure or attempted foreclosure of such mortgage or deed of trust, the General Partner shall give written notice of such determination to each Concerned Limited Partner which such notice shall, for all purposes, be deemed to be an Offer Notice to sell the Contributed Property for a Net Distributable Amount of Ten and No/100 Dollars ($10.00). If no Concerned Limited Partner elects to acquire all of the General Partner Interest pursuant to Section 7.4.C hereof, the General Partner shall be free to convey the Contributed Property to the holder or holders of the Debt secured by a mortgage or deed of trust on the Contributed Property or otherwise cooperate with such holder or holders in enabling it or them to acquire the Contributed Property.

     E. Nothing contained herein shall prohibit the General Partner from selling all or any portion of the Contributed Property in a condemnation proceeding or in lieu of any such proceeding.


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

     SECTION 7.5     MANAGEMENT FEE; REIMBURSEMENT OF THE GENERAL PARTNER

     A. In consideration of its management of the Contributed Property and the Partnership, the General Partner shall be entitled to a management fee (the "Management Fee") of two (2) percent of all receipts of the Partnership attributable to the Contributed Property with respect to any period for which such calculation is being made; PROVIDED, HOWEVER, that such receipts shall not include any receipts attributable to (i) the sale or other disposition or the financing or refinancing of the Contributed Property; (ii) insurance, other than rental abatement or business interruption insurance; (iii) condemnation proceeds other than proceeds payable for a temporary taking of all or a portion of the Contributed Property; or (iv) the proceeds of any Capital Contributions or Partner Loans. The Management Fee shall be payable by the Partnership prior to any distribution of Available Cash Flow. The General Partner shall not otherwise be compensated for its services as general partner of the Partnership; EXCLUDING, HOWEVER, distributions, payments and allocations to which it may be entitled in its capacity as the General Partner.

     B. Subject to Sections 7.5.C and 15.9 hereof, the Partnership shall be liable, and shall reimburse the General Partner on a monthly basis (or such other basis as the General Partner may reasonably determine), for all sums expended in connection with the Partnership's business. Any such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.7 hereof.

     C. To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership. Subject to Section 15.9 hereof, reimbursements to the General Partner or any of its Affiliates by the Partnership shall be allowed, however, for the cost of goods, materials and services provided to the partnership by the General Partner or any of its Affiliates for (i) Partnership operations, (ii) Partnership accounting, (iii) legal services, and (iv) tax services. The cost for such services to be reimbursed to the General Partner or any Affiliate thereof shall be the lesser of the General Partner's or Affiliate's actual cost, or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. Notwithstanding the foregoing, the Partnership shall not reimburse the General Partner or any Affiliate thereof under this Section 7.5 for:

          (1) Any rent, depreciation, utilities or other administrative items generally constituting the General Partner's or Affiliate's overhead; or

          (2) Any of the salaries or fringe benefits incurred or allocated to any director, officer or other employee of the General Partner or any Affiliate thereof.

Subject to Section 15.9 hereof, the Management Fee and reimbursements to the General Partner or any of its Affiliates (if and to the extent such reimbursements constitute gross income to the recipient (as opposed to direct payments by the Partnership of its own expenses)) by the Partnership pursuant to this Section 7.5 shall be treated as "GUARANTEED PAYMENTS" within the meaning of Code Section 707(c).

     SECTION 7.6    OTHER BUSINESS OF THE GENERAL PARTNER

     The General Partner may engage independently or with others in other business ventures of every nature and description, including the ownership of other properties and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the General Partner or any Affiliate of the General Partner from dealing, or otherwise engaging in business with, Persons transacting business with the Partnership, or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property and receiving compensation therefor, and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that may conflict with or detract from the activities of the Partnership. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship established hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper and neither the General Partner or any Affiliate of the General Partner shall have any obligation pursuant to this Agreement to offer any interest in any such venture or activity to the Partnership, any Limited Partner or any such Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other

Person, could be taken by such Person.

     SECTION 7.7    INDEMNIFICATION

     A. To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement ("ACTIONS") in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; PROVIDED, HOWEVER, that the Partnership shall not indemnify an Indemnitee (i) for willful misconduct, gross negligence or a knowing violation of the law; (ii) for any transaction for which such Indemnitee received an improper personal benefit in violation or breach of any provision of this Agreement; or (iii) for liabilities incurred in violation of the terms of this Agreement. The foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership (including any indebtedness which the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7.A that the Partnership indemnify each Indemnitee to the fullest extent permitted by law. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

     B. To the fullest extent permitted by applicable law, each Partner shall indemnify each Indemnitee from and against any and all Actions in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise attributable to such Partner's willful misconduct, gross negligence, knowing violation of the law or transaction for which such Partner received an improper personal benefit in violation or breach of any provision of this Agreement.

     C. To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the indemnifying party as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the indemnifying party of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the indemnifying party under this
Section 7.7 has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that such standard of conduct has not been met.

     D. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

     E. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities.

     F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     I. It is the intent of the Partners that any amounts paid by the Partnership to a Partner pursuant to this Section 7.7 shall be treated as "GUARANTEED PAYMENTS" within the meaning of Code Section 707(c).

     SECTION 7.8    LIABILITY OF THE GENERAL PARTNER

     A. Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor any of its directors or officers shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner or such director or officer acted in good faith.

     B. The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner's shareholders collectively and that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the General Partner's shareholders (including the tax consequences to Limited Partners, Assignees or the General Partner's shareholders) in deciding whether to cause the Partnership to take (or decline to take) any actions.

     C. The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the General Partner).

     D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's, and its officers' and directors', liability to the Partnership or the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     E. To the fullest extent permitted by law, no officer, director or shareholder of the General Partner shall be liable to the Partnership for money damages except for (a) active and deliberate dishonesty; or (b) actual receipt of an improper benefit or profit in money, property or services. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

     F. To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such General Partner.

     G. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner acknowledges that the obligation of the Partnership to redeem Tendered Units in accordance with Section 8.6.A hereof, and the obligation of the General Partner to cause the Partnership to deliver the Cash Amount for Tendered Units in accordance with Section 8.6.B hereof if the General Partner has failed to exchange REIT Shares for Tendered Units in accordance with the provisions thereof, are affirmative obligations of the General Partner on behalf of the Partnership or on its own behalf, and no Tendering

Party shall be obligated to seek or exhaust its remedies against the Partnership prior to seeking the Cash Amount directly from the General Partner.

     SECTION 7.9    OTHER MATTERS CONCERNING THE GENERAL PARTNER

     A. Except as otherwise provided to the contrary herein, the General Partner shall at all times act in its fiduciary capacity as a general partner of a limited partnership.

     B. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     C. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT, (ii) for the General Partner otherwise to satisfy the REIT Requirements or (iii) to avoid the General Partner incurring any taxes under Code Section 857 or Code Section 4981, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

     SECTION 7.10   TITLE TO PARTNERSHIP ASSETS

     Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof.

                                      ARTICLE 8
                      RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     SECTION 8.1    LIMITATION OF LIABILITY

     Except for the capital contributed by the Original Limited Partners pursuant to Section 4.1 hereof, the Original Limited Partners shall have no further obligation to fund any amounts to the Partnership. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

     SECTION 8.2    MANAGEMENT OF BUSINESS

     No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

     SECTION 8.3    OUTSIDE ACTIVITIES OF A LIMITED PARTNER

     A Limited Partner may engage independently or with others in other business ventures of every nature and description, including the ownership of other properties and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit a Limited Partner or any Affiliate of a Limited Partner from dealing, or otherwise engaging in business with, Persons transacting business with the Partnership, or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property and receiving compensation therefor, and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that may conflict with or detract from the activities of the Partnership. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship established hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper and neither a Limited Partner or any Affiliate of a Limited Partner shall have any obligation pursuant to this Agreement to offer any interest in any such venture or activity to the Partnership, the General Partner, any other Limited Partner or any such Person, even if such opportunity is of a character that, if presented to the Partnership, the General Partner, any other Limited Partner or such other Person, could be taken by such Person.

     SECTION 8.4    RETURN OF CAPITAL

     Except pursuant to the rights of Redemption set forth in Section 8.6 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Sections 5.1 and 13.2 hereof or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

     SECTION 8.5    RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP

     A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Limited Partner shall have the right, upon written demand and at such Limited Partner's own expense:

          (1) to obtain a copy of (i) the most recent annual and quarterly reports filed with the SEC by the General Partner pursuant to the Exchange Act and (ii) each report or other written communication sent to the shareholders of the General Partner;

          (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Fiscal Year;

          (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

          (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

          (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and that each Partner has agreed to contribute in the future, and the date on which each became a Partner.

     B. On written request, the Partnership shall notify any Limited Partner that is a Qualifying Party of the then current Adjustment Factor or any change made to the Adjustment Factor or to the REIT Shares Amount applicable to such Limited Partner.

     C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

     D. Until such time as there is no longer a Designated Representative, (i) the Limited Partners shall act through, and the General Partner shall be entitled to rely on, the Designated Representative as speaking for and binding the Majority in Interest of the Limited Partners; and (ii) the Concerned Limited Partners shall act through, and the General Partner shall be entitled to rely on, the Designated Representative for purposes of choosing appraisers in accordance with the procedures set forth in the definition of Appraisal and determining Fair Market Value, whether with or without an Appraisal.

     SECTION 8.6    REDEMPTION RIGHTS OF QUALIFYING PARTIES

     A. At any time following the second anniversary of the Effective Date, a Qualifying Party, but no other Limited Partner or Assignee (the "TENDERING PARTY"), shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Preferred Partnership Units held by such Tendering Party (such Preferred Partnership Units being hereafter called "TENDERED UNITS") in exchange (a "REDEMPTION") for the Cash Amount, which Cash Amount shall be due and payable on the Cut-Off Date.
Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right. In the event of a Redemption, the Cash Amount shall be delivered in exchange for the Tendered Units by a certified check payable to the Tendering Party or otherwise in immediately available funds.

     B. Notwithstanding the provisions of Section 8.6.A hereof, on or before the close of business on the Cut-Off Date, the General Partner may, in its sole and absolute discretion but subject to the Ownership Limit, acquire some or all (such percentage being referred to as the "APPLICABLE PERCENTAGE") of the Tendered Units from the Tendering Party in exchange for REIT Shares. If the General Partner so elects, on the Redemption Date the Tendering Party shall sell such number of the Tendered Units to the General Partner in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage; PROVIDED, HOWEVER, that in lieu of any fractional REIT Share resulting from such calculation, the General Partner may tender the Cash Amount attributable to such fractional REIT Share. The Tendering Party shall submit (i) such information, certification or affidavit as the General Partner may reasonably require in connection with the application of the Ownership Limit and other restrictions and limitations of the Charter to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the General Partner's good faith opinion, to effect compliance with the Securities Act. The REIT Shares shall be delivered by the General Partner as duly authorized, validly issued, fully paid and nonassessable and fully registered REIT Shares free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and, if applicable, the Rights shall be delivered free of any pledge, lien, encumbrance or restriction other than the Ownership Limit and the Securities Act and relevant state securities or "BLUE SKY" laws. In the event that either (i) the General Partner has not or cannot deliver the REIT Shares and, if applicable, the Rights, subject in each instance only to the foregoing restrictions, on or before the Redemption Date; or (ii) the Tendering Party is unable to satisfy the requirements of clauses (i) or (ii), above, the General Partner shall cause the Partnership to deliver to the Tendering Party, in lieu thereof, the Cash Amount in accordance with the provisions of Section 8.6.A hereof.

     C. Notwithstanding the provisions of Section 8.6.B hereof, the General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for the REIT Shares Amount if such exchange would be prohibited under the Charter.

     D. Notwithstanding anything herein to the contrary, with respect to any Redemption or acquisition of Tendered Units pursuant to Section 8.6.B hereof:

          (1)  All Partnership Units acquired by the General Partner pursuant to
     Section 8.6.B hereof shall automatically, and without further action required, be converted into and deemed to be General Partner Interests comprised of the same number of Partnership Units.

          (2) No Tendering Party, where the Redemption would consist of less than all the Partnership Units held by Partners other than the General Partner, shall be entitled to elect or effect a Redemption to the extent that the aggregate Partnership Units of the

     Limited Partners would be reduced, as a result of the Redemption (or the acquisition of the Tendered Units by the General Partner pursuant to
     Section 8.6.B hereof), to less than one percent (1%) of all Partnership Units outstanding immediately prior to delivery of the Notice of Redemption.

          (3) Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than fifteen thousand (15,000) Partnership Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than fifteen thousand (15,000) Partnership Units, all of the Partnership Units held by such Tendering Party.

          (4) The consummation of such Redemption (or an acquisition of Tendered Units by the General Partner pursuant to Section 8.6.B hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          (5) The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all Partnership Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect such Partnership Units for all purposes of this Agreement, until such Partnership Units are either paid for by the Partnership pursuant to Section 8.6.A hereof or transferred to the General Partner and paid for, by the issuance of the REIT Shares, pursuant to Section 8.6.B hereof on the Redemption Date. Until a Redemption Date and an acquisition of the Tendered Units by the General Partner pursuant to Section 8.6.B hereof, the Tendering Party shall have no rights as a shareholder of the General Partner with respect to the REIT Shares issuable in connection with such acquisition.

For purposes of determining compliance with the restrictions set forth in this
Section 8.6.D, all Partnership Units beneficially owned by a Related Party of a Tendering Party shall be considered to be owned or held by such Tendering Party.

     E.   In connection with an exercise of Redemption rights pursuant to this
Section 8.6, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

          (1) A written affidavit, dated the same date as, and accompanying, the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6), 856(h), 856(d)(2)(B) and 856(d)(5), of REIT Shares by (i) such Tendering Party and
     (ii) any Related Party and (b) representing that, after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 8.6.B hereof, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Ownership Limit;

          (2) A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 8.6.B hereof on the Redemption Date; and

          (3) An undertaking to certify, at and as a condition to the closing of (i) the Redemption or (ii) the acquisition of the Tendered Units by the General Partner pursuant to Section 8.6.B hereof on the Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.6.E(1); or (b) after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 8.6.B hereof, neither the Tendering Party nor any Related Party shall own REIT Shares in violation of the Ownership Limit.

     F. Notwithstanding any other provision of this Agreement, a Limited Partner or Assignee shall not be entitled to effect an exchange for REIT Shares to the extent the ownership or right to acquire REIT Shares pursuant to such exchange by such Partner or Assignee would cause such Partner or any other Person to violate the Ownership Limit. To the extent any attempted exchange would be in violation of this Section 8.6.F, it shall be null and void AB INITIO and such Limited Partner or Assignee shall not require any rights or economic interests in REIT Shares otherwise issuable upon such exchange.

     SECTION 8.7    PARTNERSHIP RIGHT TO CALL LIMITED PARTNER INTERESTS

     Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Partnership Units of the Limited Partners are less than fifteen thousand (15,000), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 8.6 hereof for the amount of Partnership Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 8.7. Such notice given by the General Partner to a Limited Partner pursuant to this
Section 8.7 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 8.7,
(a) any Limited Partner (whether or not otherwise a Qualifying Party) may, in the General Partner's sole and absolute discretion, be treated as a Qualifying Party that is a Tendering Party; and (b) the provisions of Sections 8.6.D(2) through 8.6.D(4) hereof shall not apply.

     SECTION 8.8    OTHER REDEMPTIONS

     Nothing in this Agreement shall preclude the redemption of a Limited Partner Interest or Partnership Units by the Partnership upon such terms and conditions as may be negotiated between the Limited Partner or Assignee holding such Limited Partner Interest or Partnership Units, on the one hand, and the General Partner, on the other hand, in their sole and absolute discretion; PROVIDED, HOWEVER, in no event may any such redemption impair or otherwise affect (i) the amount of Available Cash required to satisfy, on a current basis, the distribution priority to the Holders of Preferred Partnership Units; or (ii) the rights of the Tendering Parties to effect a Redemption or the ability of the Partnership to perform its obligations under Section 8.6.A. Such a redemption may include the payment of cash by the Partnership to the Limited Partner or Assignee, in a lump sum or in installments, or the distribution in kind of Partnership assets to such Limited Partner or Assignee (which assets may be encumbered), including assets to be designated by the Limited Partner or Assignee and acquired (with or without debt financing) by the Partnership. In effecting any such redemption by negotiated agreement, none of the Partnership, the General Partner, the Limited Partner and the Assignee, as the case may be, shall have any duty to offer the same or similar terms for redemption of any other Limited Partner Interest or Partnership Units.

                                      ARTICLE 9
                        BOOKS, RECORDS, ACCOUNTING AND REPORTS

     SECTION 9.1    RECORDS AND ACCOUNTING

     A. The General Partner shall keep or cause to be kept at the principal office of the Partnership separate books and records for the Partnership as required to be maintained by the Act or otherwise necessary or appropriate with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5.A or Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

     B. Each Limited Partner, but no Assignee, shall have the right, at its sole cost and expense following reasonable advance notice to the General Partner, to inspect and copy, or to cause an independent certified public accountant to inspect and copy, the books and records of the Partnership at such time, in such place and in such manner as the General Partner may reasonably determine.

     C. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with GAAP, or on such other basis as the General Partner determines to be necessary or appropriate.


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

     SECTION 9.2    FISCAL YEAR

     The Fiscal Year of the Partnership shall be the calendar year.

     SECTION 9.3    REPORTS

     A.   As soon as practicable, but in no event later than one hundred five
(105) days after the close of each Fiscal Year, the General Partner shall cause to be mailed to each Limited Partner of record as of the close of the Fiscal Year an annual report containing financial statements of the Partnership for such Fiscal Year, presented in accordance with GAAP. Such statements of the Partnership need not be audited but, if not audited, shall be accompanied by a letter or certificate from the accountants for the Partnership certifying that the same were or will be used in connection with the audited financial statements of the General Partner for the period covered thereby.

     B.   As soon as practicable, but in no event later than one hundred five
(105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner of record as of the last day of the calendar quarter a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate.

                                      ARTICLE 10
                                     TAX MATTERS

     SECTION 10.1   PREPARATION OF TAX RETURNS

     The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Property, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

     SECTION 10.2   TAX ELECTIONS

     Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make or revoke any available election pursuant to the Code. Notwithstanding the preceding sentence, the General Partner shall elect to use, on behalf of the Partnership, (i) if requested by a Limited Partner or Assignee within thirty (30) days of the end of a taxable year, the optional adjustment to basis of property of the Partnership as provided by and in accordance with Code Section 754 and (ii) the "RECURRING ITEM" method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Partnership's Properties.

     SECTION 10.3   TAX MATTERS PARTNER

     A. The General Partner shall be the "TAX MATTERS PARTNER" of the Partnership for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.5 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable. At the request of any Limited Partner, the General Partner agrees to consult with such Limited Partner with respect to the preparation and filing of any returns and with respect to any subsequent audit or litigation relating to such returns; PROVIDED, HOWEVER, that the filing of such returns shall be in the sole and absolute discretion of the General Partner.

     B.   The tax matters partner is authorized, but not required:

          (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "TAX AUDIT" and such judicial proceedings being referred to as "JUDICIAL REVIEW"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or
     (ii) who is a "NOTICE PARTNER" (as defined in Code Section 6231) or a member of a "NOTICE GROUP" (as defined in Code Section 6223(b)(2));

          (2) in the event that a notice of a final adminis trative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "FINAL ADJUSTMENT") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

          (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

          (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

          (5) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

          (6) to take any other action on behalf of the Partners in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter within the discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in
Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

     SECTION 10.4   WITHHOLDING

     Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii) the General Partner reasonably determines that such payment may be satisfied out of the Available Funds of the Partnership that would, but for such payment, be distributed to the Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the Prime Rate plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (I.E., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                      ARTICLE 11
                              TRANSFERS AND WITHDRAWALS

     SECTION 11.1   TRANSFER

     A. No part of the interest of a Partner shall be subject to the claims of any creditor and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

     B. No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void AB INITIO.

     SECTION 11.2   TRANSFER OF GENERAL PARTNER'S PARTNERSHIP INTEREST

     A. The General Partner may not Transfer any of its General Partner Interest or withdraw from the Partnership except as provided in Section 11.2.B hereof.

     B. The General Partner shall not withdraw from the Partnership and shall not Transfer all or any portion of its interest in the Partnership without the Consent of the Limited Partners, which Consent may be given or withheld in the sole and absolute discretion of the Limited Partners; PROVIDED, HOWEVER, that no such Consent shall be required in the event of a Transfer or constructive Transfer to a successor to all or substantially all of the assets of the General Partner or to a successor by operation of law or otherwise in connection with the merger or consolidation of the General Partner. Upon any Transfer or constructive Transfer of such a Partnership Interest pursuant to the Consent of the Limited Partners or otherwise in accordance with the provisions of this
Section 11.2.B, the transferee shall become a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest, and such Transfer shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners. In the event that the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the bankruptcy of the General Partner, a "MAJORITY IN INTEREST" (as such phrase is used in Section 17-801(3) of the Act) of the remaining Partners may elect to continue the Partnership business by selecting a successor General Partner in accordance with the Act.

     SECTION 11.3   LIMITED PARTNERS' RIGHTS TO TRANSFER

     A. GENERAL. No Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the consent of the General Partner, which consent may be withheld in the sole and absolute discretion of the General Partner; PROVIDED, HOWEVER, that a Limited Partner may (i) at any time, without the consent of the General Partner, Transfer all or part of its Partnership Interest to a Qualified Transferee who is also (A) a Designated Party; (B) a Family Member of such Limited Partner; (C) a trust, whether or not revocable, of which such Limited Partner or such Limited Partner's Family Members or Designated Party are the sole beneficiaries; (D) an organization described in Code Section 501(c)(3); or (E) an Affiliate; or (ii) pledge all or any portion of its Partnership Interest to a lending institution that is not an Affiliate of such Limited Partner, as collateral or security for a BONA FIDE loan or other extension of credit, and Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit. Any Transfer permitted by this proviso is hereinafter referred to as a "PERMITTED TRANSFER". It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is a Permitted Transfer) that the transferee assume by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest.
Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all ownership limitations (including the Ownership Limit) contained in the Charter that may limit or restrict such transferee's ability to exercise its Redemption rights, including the Ownership Limit. Any transferee, whether or not admitted as an Additional Limited Partner or a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as an Additional Limited Partner or a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder other than the rights of an Assignee as provided in Section 11.5 hereof.

     B. INCAPACITY. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

     C. OPINION OF COUNSEL. In connection with any Transfer of a Limited Partner Interest, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner of Partnership Interests.

     D. ADVERSE TAX CONSEQUENCES. No Transfer by a Limited Partner of its Partnership Interests (including any Redemption, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) may be made to any person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation; or (ii) such Transfer is effectuated through an "ESTABLISHED SECURITIES MARKET" or a "SECONDARY MARKET (OR THE SUBSTANTIAL EQUIVALENT THEREOF)" within the meaning of Code Section 7704.

     SECTION 11.4   ADDITIONAL OR SUBSTITUTED LIMITED PARTNERS


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

     A. No Limited Partner shall have the right to substitute a transferee (including any transferee pursuant to Transfers permitted by Section 11.3 hereof) as a Limited Partner in its place. A transferee of the entire interest of a Limited Partner may be admitted as a Substituted Limited Partner and a transferee of a portion of the interest of a Limited Partner may be admitted as an Additional Limited Partner only with the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion; PROVIDED, HOWEVER, that such consent shall be granted to any transfer to a Designated Party as long as such Designated Party continues to be a Qualified Transferee. The failure or refusal by the General Partner to otherwise permit a transferee of any such interests to become an Additional Limited Partner or a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as an Additional Limited Partner or a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, including the power of attorney granted in Section 2.4 hereof; (ii) a Partner Schedule executed by such Assignee; and (iii) such other documents and instruments as may be reasonably required or advisable to effect such Assignee's admission as a Substituted Limited Partner or an Additional Limited Partner, as the case may be.

     B. A transferee who has been admitted as an Additional Limited Partner or a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

     C. Upon the admission of an Additional Limited Partner or a Substituted Limited Partner, the General Partner shall amend the Partner Schedule(s) to eliminate, if necessary, the name and address of the predecessor of a Substituted Limited Partner. In addition, the Additional Limited Partner or Substituted Limited Partner and the General Partner shall execute a Partner Schedule with respect to such Additional Limited Partner or Substituted Limited Partner, which Partner Schedule shall supersede, to the extent necessary, the Partner Schedule for the predecessor of the Additional Limited Partner or Substituted Limited Partner.

     SECTION 11.5   ASSIGNEES

     If the General Partner does not consent to the admission of any Permitted Transferee under Section 11.3 hereof or Section 11.4 hereof as an Additional Limited Partner or a Substituted Limited Partner, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Gross Income, Net Income, Net Loss and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units provided in this Article 11, but shall not be deemed to be a Holder of Partnership Units for any other purpose under this Agreement (other than as expressly provided in Section 8.6 hereof with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such Partnership Units on any matter presented to the Limited Partners for approval (which such right shall remain with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

     SECTION 11.6   GENERAL PROVISIONS

     A. No Limited Partner may withdraw from the Partnership other than as a result of a Transfer permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, or pursuant to a Redemption (or acquisition by the General Partner) of all of its Partnership Units under
Section 8.6 hereof.

     B. Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner; (ii) pursuant to the exercise of its rights to effect a Redemption of all of its Partnership Units under Section 8.6 hereof; or (iii) to the General Partner, whether or not pursuant to Section 8.6.B hereof, shall cease to be a Limited Partner.

     C. If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership or acquired by the General Partner pursuant to Section 8.6 hereof, on any day other than the first day of a Fiscal Year, then Gross Income, Net Income, Net Loss, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Fiscal Year shall be allocated to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner (including the General Partner in the case of an acquisition of Partnership Units pursuant to Section 8.6.B hereof) or Assignee, by taking into account their varying interests during the Fiscal Year in accordance with Code
Section 706(d), using the "DAILY PRORATION" or "INTERIM CLOSING OF THE BOOKS" method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, the General Partner, in its sole and absolute discretion, may determine that each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner or Assignee and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner or the Tendering Party, as the case may be, if such Transfer occurs on or before the fifteenth
(15th) day of the month; otherwise such items for such calendar month shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner or Assignee.

     D. In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Partnership Interest by any Partner (exclusive of any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made:

          (1) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest;

          (2)  in violation of applicable law;

          (3) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest;

          (4) in the event that such Transfer could, in the good faith opinion of the General Partner, cause the General Partner to cease to comply with the REIT Requirements;

          (5) if such Transfer could, in the opinion of counsel to the Partnership or the General Partner, cause a termination of the Partnership, in either case for federal or state income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Units held by all Limited Partners);

          (6) if such Transfer could, in the opinion of legal counsel to the Partnership, cause the Partnership either (i) to cease to be classified as a partnership or (ii) to be classified as a publicly traded partnership, in either case for federal income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Units held by all Limited Partners);

          (7) if such Transfer could, in the opinion of legal counsel to the Partnership, cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "PARTY-IN-INTEREST" (as defined in ERISA Section 3(14)) or a "DISQUALIFIED PERSON" (as defined in Code
     Section 4975(c));

          (8) if such Transfer could, in the opinion of legal counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

          (9) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws;

          (10) if such Transfer could cause the Partnership to have more than one hundred (100) Partners (including as Partners for such purpose those Persons indirectly owning an interest in the Partnership through another partnership, a limited liability company, subchapter S corporation or a grantor trust, if substantially all the value of such Person's interest in any such entity is attributable to such entity's interest (direct or indirect) in the Partnership);

          (11) if such Transfer causes the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or

          (12) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

     11.7   INCREMENTAL COSTS.

     The General Partner shall be entitled to be reimbursed for its reasonable incremental administrative costs incurred in connection with making payments to, preparing reports and statements for, effecting Redemptions with respect to and otherwise servicing all transferees of Preferred Partnership Units, whether directly or indirectly and, whether or not such transferee is an Additional Limited Partner, a Substituted Limited Partner or an Assignee, over and above the amount of such costs incurred in connection with providing such services to the General Partner and an aggregate of ten (10) additional Holders or transferees of Preferred Partnership Units. Such costs may include a reasonable allocation of the General Partner's internal costs and expenses, including a pro rata portion of the salaries or wages, benefits and overhead of its employees engaged in servicing the Holders and transferees. The General Partner may effect such reimbursement by deducting the reimbursable amount from the distributions otherwise payable to the Holders of the Preferred Partnership Units pursuant to Section 5.1(1) hereof.

                                      ARTICLE 12
                                ADMISSION OF PARTNERS

     SECTION 12.1   ADMISSION OF SUCCESSOR GENERAL PARTNER

     A successor to all of the General Partner's General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms, conditions and applicable obligations of this Agreement and such other documents or instruments as may be required to effect the admission.

     SECTION 12.2 ADMISSION OF ADDITIONAL LIMITED PARTNERS AND SUBSTITUTED LIMITED PARTNER

     A. After the admission to the Partnership of the Original Limited Partners on the date hereof, a Person (other than an existing Partner) who is admitted to the Partnership as an Additional Limited Partner or a Substitute Limited Partner shall furnish to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms, conditions and applicable of this Agreement, including the power of attorney granted in Section 2.4 hereof; (ii) a Partner Schedule executed by such Person; and (iii) such other documents or instruments as may be reasonably required with respect to Designated Parties, or may be required in the sole and absolute discretion of the General Partner with respect to other Persons, in order to effect such Party's or other Person's admission as an Additional Limited Partner or a Substitute Limited Partner.

     B. If any Additional Limited Partner or Substituted Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Gross Income, Net Income, Net Loss, each item thereof and all other items of income, gain, loss, deduction and credit allocable among

Partners and Assignees for such Fiscal Year shall be allocated among such Additional Limited Partner or Substituted Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the "INTERIM CLOSING OF THE BOOKS" method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner or Substituted Limited Partner occurs shall be allocated among all the Partners and Assignees, including such Additional Limited Partner or Substituted Limited Partner, in accordance with the principles described in Section 11.6.C hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner or Substituted Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner or Substituted Limited Partner.

     SECTION 12.3   AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED
                    PARTNERSHIP

     For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment to the Partner Schedule(s) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to
Section 2.4 hereof.

     SECTION 12.4   LIMIT ON NUMBER OF PARTNERS

     No Person shall be admitted to the Partnership as a Substituted Limited Partner or an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have more than one hundred (100) Partners including as Partners for such purpose those Persons indirectly owning an interest in the Partnership through another partnership, a limited liability company, a subchapter S corporation or a grantor trust, if substantially all the value of such Person's interest in any such entity is attributable to such entity's interest (direct or indirect) in the Partnership, or otherwise cause the Partnership to become a reporting company under the Exchange Act.

                                      ARTICLE 13
                       DISSOLUTION, LIQUIDATION AND TERMINATION

     SECTION 13.1   DISSOLUTION

     The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a "LIQUIDATING EVENT"):

          (1)  the expiration of its term as provided in Section 2.5 hereof;

          (2) an event of withdrawal, as defined in the Act (including bankruptcy), of the sole General Partner unless, within ninety (90) days after the withdrawal, a "MAJORITY IN INTEREST" (as such phrase is used in Section 17-801(3) of the Act) of the remaining Partners and all of the Concerned Limited Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

          (3) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

          (4)  the occurrence of a Terminating Capital Transaction; or

          (5) the Redemption (or acquisition by the General Partner) of all Partnership Units other than Partnership Units held by the General Partner.

     SECTION 13.2   WINDING UP

     A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of effecting any Redemptions or the acquisition by the General Partner of Tendered Units and winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. After the occurrence of a Liquidating Event, no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, such purposes. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "LIQUIDATOR")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

          (1) First, to the satisfaction of all of the Partnership's debts and liabilities to creditors other than the Partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

          (2) Second, to the satisfaction of all of the Partnership's debts and liabilities to the General Partner other than Partner Loans (whether by payment or the making of reasonable provision for payment thereof), including amounts due as reimbursements under Section 7.5 hereof;

          (3) Third, to the payment of the accrued but unpaid amounts payable to the Holders of Preferred Partnership Units, PARI PASSU in accordance with their ownership of such Units, pursuant to Section 5.1(1) hereof;

          (4) Fourth, to the satisfaction of all of the Partnership's debts and liabilities to the other Partners and any Assignees, including the repayment of Partner Loans, PARI PASSU in accordance with their ownership of such Loans (whether by payment or the making of reasonable provision for payment thereof); and

          (5) The balance, if any, to the General Partner, the Limited Partners and any Assignees in accordance with and in proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

     B. Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of
Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.

     C. In the event that the Partnership is "LIQUIDATED" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Partners and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, their respective positive Capital Account balances. If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the General Partner or the Liquidator, a PRO RATA portion of the distributions that would otherwise be made to the Partners pursuant to this Article 13 may be withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

     SECTION 13.3   DEEMED DISTRIBUTION AND RECONTRIBUTION

     Notwithstanding any other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up.
Instead, for federal income tax purposes the Partnership shall be deemed to have distributed the property in kind to the Partners and the Assignees, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Partners and the Assignees shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities; PROVIDED, HOWEVER, that nothing in this Section 13.4 shall be deemed to have constituted any Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 hereof.

     SECTION 13.4   RIGHTS OF LIMITED PARTNERS

     Except as provided in Section 8.6 hereof, (i) each Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution and (ii) no Partner shall have the right or power to demand or receive property other than cash from the Partnership. Except as provided in Sections 5.1 and 13.2.A hereof, no Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions or allocations.

     SECTION 13.5   NOTICE OF DISSOLUTION

     In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section
13.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and, in the General Partner's sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business, and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conduct business.

     SECTION 13.6   CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP

     Upon the completion of the liquidation of the Partnership as provided in
Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

     SECTION 13.7   REASONABLE TIME FOR WINDING-UP

     A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                                      ARTICLE 14
                         PROCEDURES FOR ACTIONS AND CONSENTS
                          OF PARTNERS; AMENDMENTS; MEETINGS

     SECTION 14.1   PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS

     The actions requiring Consent of the Limited Partners pursuant to this Agreement, including Sections 7.3 or 7.4 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

     SECTION 14.2   AMENDMENTS

     Amendments to this Agreement may be proposed by the General Partner or by a Majority in Interest of the Limited Partners. Following any such proposal by the General Partner, the General Partner shall submit the proposed amendment to the Limited Partners. The General Partner may seek the written consent of the Limited Partners on any other proposed amendment or call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written Consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the General Partner's recommendation with respect to the proposal; PROVIDED, HOWEVER, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

     SECTION 14.3   MEETINGS OF THE PARTNERS

     A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by a Majority in Interest of the Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Limited Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.3.B hereof.

     B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by Partners holding a majority of the Partnership Units (or such other percentage as is expressly required by this Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Partners holding a majority of the Partnership Units (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

     C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

     D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. Meetings of Partners may be conducted in the same manner as meetings of the General Partner's shareholders and may be held at the same time as, and as part of, the meetings of the General Partner's shareholders.

                                      ARTICLE 15
                                  GENERAL PROVISIONS

     SECTION 15.1   ADDRESSES AND NOTICE

     Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made (i) when delivered in person, (ii) three (3) Business Days following deposit in the United States mail if sent by certified mail, return receipt requested or (iii) the next Business Day if sent by a nationally-recognized commercial courier service (A) in the case of a Partner, to such Partner at the address set forth below or, if not set forth below, on the Partner Schedule with respect to such Partner) or such other address of which the Partner shall notify the General Partner in writing; and (B) in the case of an Assignee, to the address of which such Assignee shall notify the General Partner in writing:

                    TriNet Corporate Realty Trust, Inc.
                    Four Embarcadero Center, Suite 3150
                    San Francisco, CA 94111
                    (415) 391-6259 (fax)
                    Attention: Mark S. Whiting

                    John D. O'Donnell
                    c/o The O'Donnell Group
                    2201 Dupont Drive, Suite 750
                    Irvine, California 92715
                    (714) 851-8284 (fax)

                    Donald S. Grant
                    c/o Institutional Housing Partners
                    2201 Dupont Drive, Suite 750
                    Irvine, California 92715
                    (714) 851-8284 (fax)

                    John W. Hopkins
                    98 Main Street, Suite 343
                    Tiburon, California 94920
                    (415) 435-4913 (fax)

If to any of        Pinto, Gromet, Dubia & Worcester
the foregoing       2 Park Plaza, Suite 300
Limited Partners,   Irvine, California 92714
with a copy to:(714) 833-2067 (fax)
                    Attention: Saul Pinto, Esq.

     SECTION 15.2   FURTHER ACTION

     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     SECTION 15.3   BINDING EFFECT

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     SECTION 15.4   WAIVER

     A. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     B. The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the representations, duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; PROVIDED, HOWEVER, that any such waiver or relinquishment may not made if it would have the effect of (i) creating liability for any other Limited Partner; (ii) causing the Partnership to cease to qualify as a limited partnership; (iii) reducing the amount of cash otherwise distributable to the Limited Partners; (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation; or (v) violating the Securities Act, the Exchange Act or any state "BLUE SKY" or other securities laws; PROVIDED, FURTHER, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

     SECTION 15.5   COUNTERPARTS

     This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or upon execution of a Partner Schedule.

     SECTION 15.6   APPLICABLE LAW

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

     SECTION 15.7   ENTIRE AGREEMENT

     This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.

     SECTION 15.8   INVALIDITY OF PROVISIONS

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     SECTION 15.9   LIMITATION TO PRESERVE REIT STATUS

     Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to, for or with respect to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a "REIT PAYMENT"), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the REIT Payments, as so reduced, to, for or with respect to such REIT Partner shall not exceed the lesser of:

          (1) an amount equal to the excess, if any, of (i) four and nine-tenths percent (4.9%) of the REIT Partner's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over
     (ii) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or

          (2) an amount equal to the excess, if any, of (i) twenty-four percent (24%) of the REIT Partner's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (ii) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments);

PROVIDED, HOWEVER, that REIT Payments in excess of the amounts set forth in clauses (a) and (b) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the REIT Partner's ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 15.9, such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year. The purpose of the limitations contained in this Section 15.9 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner's share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.9 shall be interpreted and applied to effectuate such purpose.

     SECTION 15.10  NO PARTITION

     No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute to any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

     SECTION 15.11  NO THIRD-PARTY RIGHTS CREATED HEREBY

     The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, INTER SE; and no other person, firm or entity (I.E., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   GENERAL PARTNER:


                                   TRINET CORPORATE REALTY TRUST, INC.,
                                   a Maryland corporation



                                   By_______________________________________
                                     Mark S. Whiting,
                                     President



                                   By_______________________________________
                                     JoAnn Chitty
                                     Senior Vice President, Asset Management


                                   ORIGINAL LIMITED PARTNERS:



                                   _________________________________________
                                   JOHN D. O'DONNELL, Trustee of the J. and P.
                                   O'Donnell Revocable Trust Dated
                                   October 20, 1982



                                   _________________________________________
                                   DONALD S. GRANT, Trustee of the Donald S.
                                   Grant Revocable Trust Dated May 5, 1987



                                   __________________________________________
                                   JOHN W. HOPKINS

                                   EXHIBIT A


     THIS PARTNER SCHEDULE is executed by TriNet Corporate Realty Trust, Inc., a Maryland corporation (the "GENERAL PARTNER"), and the party named below (the "NEW PARTNER") in respect of TriNet Sunnyvale Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP").

1.   NAME, ADDRESS AND TAXPAYER IDENTIFICATION NUMBER OF NEW PARTNERS

     _______________________________
     _______________________________
     _______________________________
     TIN:

     _______________________________
     _______________________________
     _______________________________
     TIN:

     _______________________________
     _______________________________
     _______________________________
     TIN:

2.   CAPITAL CONTRIBUTIONS


     Cash contribution: General Partner                          $6,077,345.51

     PLUS expenditures actually incurred by the General Partner in connection with the transactions contemplated under the Contribution Agreement that would ordinarily be capitalized in accordance with GAAP; PROVIDED, HOWEVER, in no event shall the aggregate amount of the foregoing result in the issuance of Partnership Units to the General Partner in excess of the aggregate number of Partnership Units issued to the Original Limited Partners.

     Contributed Property: Original Limited Partners

                         Gross Asset Value                         $30,600,000
                         Initial Indebtedness                       23,400,000
                                                                    ----------
                         Net Asset Value                           $ 7,200,000

     The Gross Asset Value will be allocated $11,000,000 to land and $17,600,000 to improvements.

3.   Capital Contributions by Predecessor Partner (if applicable)

     The Partner has succeeded to the following Capital Contributions made to the Partnership by its predecessor:

     Name of Predecessor:          ____________________________________________

     Capital Contribution:                            $________________________

4.   PARTNERSHIP UNITS

     General Partner:                                                  209,265
     Original Limited Partners:
       O'Donnell Trust:                                                110,030
       Grant Trust"                                                     38,834
       Hopkins:                                                        110,030

5.   Admission of Substituted Partner (if applicable)

     The Partner is admitted to the Partnership as an Additional Limited Partner or a Substituted Limited Partner. The General Partner hereby consents to such admission. The Partner acknowledges receipt of a copy of, and agrees to be bound by, the Agreement of Limited Partnership, as amended, for the Partnership. The Partner specifically confirms (a) the representations and warranties contained in Section 3.4 of such Agreement of Limited Partnership, as amended, for the Partnership and (b) the grant of the power of attorney set forth in
Section 2.4 of such Agreement.

6.   ADDITIONAL TERMS AND CONDITIONS

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     IN WITNESS WHEREOF, the parties have executed this Partner Schedule as of the Effective Date.

                                   "GENERAL PARTNER":

                                   TRINET CORPORATE REALTY TRUST, INC., as
                                   General Partner of TRINET SUNNYVALE
                                   PARTNERS, L.P.


                                   By
                                     -------------------------------


                                   "                  PARTNER"
                                    -----------------


                                   By
                                     ------------------------------

                                      EXHIBIT B
                         EXAMPLES REGARDING ADJUSTMENT FACTOR


     For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on June 30, 1995 is 1.0 and (b) on July 1, 1995 (the "PARTNERSHIP RECORD DATE" for purposes of these examples), prior to the events described in the examples, there are 100 REIT Shares issued and outstanding.


EXAMPLE 1

     On the Partnership Record Date, the General Partner declares a dividend on its outstanding REIT Shares in REIT Shares. The amount of the dividend is one REIT Share paid in respect of each REIT Share owned. Pursuant to Paragraph (i) of the definition of "ADJUSTMENT FACTOR," the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the stock dividend is declared, as follows:

                       1.0 X (200 DIVIDED BY 100) = 2.0

Accordingly, the Adjustment Factor after the stock dividend is declared is 2.0.

EXAMPLE 2

     On the Partnership Record Date, the General Partner distributes options to purchase REIT Shares to all holders of its REIT Shares. The amount of the distribution is one option to acquire one REIT Share in respect of each REIT Share owned. The strike price is $4.00 a share. The Value of a REIT Share on the Partnership Record Date is $5.00 per share. Pursuant to Paragraph (ii) of the definition of "ADJUSTMENT FACTOR," the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the options are distributed, as follows:

1.0 X ((100 + 100) DIVIDED BY (100 + (100 * $4.00) DIVIDED BY $5.00)) = 1.1111

Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (ii) of the definition of "ADJUSTMENT FACTOR" shall apply.

EXAMPLE 3

     On the Partnership Record Date, the General Partner distributes assets to all holders of its REIT Shares. The amount of the distribution is one asset with a Fair Market Value of $1.00 in respect of each REIT Share owned. It is also assumed that the assets do not relate to assets received by the General Partner pursuant to a PRO RATA distribution by the Partnership. The Value of a REIT Share on the Partnership Record Date is $5.00 a share. Pursuant to Paragraph (iii) of the definition of "ADJUSTMENT FACTOR," the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the assets are distributed, as follows:

                1.0 X ($5.00 DIVIDED BY ($5.00 - $1.00)) = 1.25

Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

                                      EXHIBIT C
                                 NOTICE OF REDEMPTION


To:  TriNet Corporate Realty Trust, Inc.
     Four Embarcadero Center, Suite 3150
     San Francisco, CA 94111


     The undersigned Limited Partner or Assignee[, acting on behalf of _______________ as Assignee] hereby irrevocably tenders for Redemption
__________ Partnership Units of [the undersigned and/or _______________ as Assignee] in TriNet Sunnyvale Partners, L.P. in accordance with the terms of the Agreement of Limited Partnership of TriNet Sunnyvale Partners, L.P., dated as of ___________, 1996, as amended (the "AGREEMENT"), and the Redemption rights referred to therein. The undersigned:

          (a) undertakes (i) to surrender such Partnership Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner, prior to the Redemption Date, the documentation, instruments and information required under Section 8.6 of the Agreement;

          (b) directs that the certified check representing the Cash Amount deliverable upon the closing of such Redemption be delivered to the address specified below;

          (c)  represents, warrants, certifies and agrees that:

                    (1) the undersigned Limited Partner or the Assignee is a Qualifying Party,

                    (2) the undersigned Limited Partner or the Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Partnership Units, free and clear of the rights or interests of any other person or entity,

                    (3) the undersigned Limited Partner or the Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Partnership Units as provided herein, and

                    (4) the undersigned Limited Partner or the Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

          (d) acknowledges that he or such Assignee will continue to own such Partnership Units until and unless either (1) such Partnership Units are acquired by the General Partner pursuant to Section 8.6.B of the Agreement or (2) such Redemption transaction closes.

     All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.


Dated:
        ------------------------

                         Name of Limited Partner [or Assignee]:


                         -----------------------------------------------------


                         -----------------------------------------------------

                         (Signature of Limited Partner [or Assignee]:


                         -----------------------------------------------------
                         (Street Address)


                         -----------------------------------------------------
                         (City)                        (State)   (Zip Code)



Issue Check Payable to:
                                   -------------------------------------------


Please insert social security or
 identifying number:
                                   -------------------------------------------